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Exhibit 4.5

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

        Amended and Restated Stockholders Agreement (this "Agreement"), dated as of September 30, 2004, by and among Mercury Man Holdings Corporation, a Delaware corporation (the "Company"), Green Equity Investors IV, L.P., a Delaware limited partnership ("GEI"), FTD Co-Investment LLC, a Delaware limited liability company ("LLC"), Jon Burney, Larry Johnson, George Kanganis, Timothy Meline, William Van Cleave, Dan Smith, Michael Soenen, Carrie Wolfe, Marci Chapman, Jandy Tomy and any employees of the Company or any of its subsidiaries (the "Employee Holders") who acquire Common Stock (as defined below) from the Company or who have been or shall be granted options to acquire Common Stock and shall become party hereto as of or after the date of this Agreement as listed on Schedule A hereto (as the same may be supplemented from time to time).

RECITALS

        A.    The outstanding capital stock of the Company consists of (1) Common Stock, par value $0.01 per share (the "Common Stock"), (2) 12% Junior Redeemable Exchangeable Cumulative Preferred Stock, liquidation preference of $1,000 per share (the "Junior Preferred Stock") and (3) 14% Senior Redeemable Exchangeable Cumulative Preferred Stock, liquidation preference of $1,000 per share (the "Senior Preferred Stock", and together with the Junior Preferred Stock, the "Preferred Stock"), of the Company. Shares of Common Stock and Preferred Stock are sometimes collectively referred to as "Capital Stock".

        B.    The Company, GEI, LLC, and certain holders of Capital Stock entered into that certain Stockholders Agreement, dated as of February 24, 2004 (the "Original Agreement").

        C.    Jon Burney, Larry Johnson, George Kanganis, Timothy Meline, William Van Cleave and Dan Smith (each an "Original Management Investor" and, collectively, the "Original Management Investors") are key executives of the Company or one of the Company's subsidiaries who acquired shares of Common Stock from the Company on February 24, 2004 pursuant to contribution agreements with the Company (the "Original Contribution Agreements").

        D.    Michael Soenen, Carrie Wolfe, Marci Chapman and Jandy Tomy (each an "Additional Management Investor" and, collectively, the "Additional Management Investors") are key executives of the Company or one of the Company's subsidiaries. The Additional Management Investors and the Original Management Investors are collectively referred to as "Management Investors".

        E.    Concurrently with the execution and delivery of this Agreement, the Additional Management Investors and certain of the Original Management Investors are entering into subscription agreements with the Company pursuant to which they will acquire shares of Common Stock (the "Subscription Agreements").

        F.     In accordance with Section 10.1 of the Original Agreement, the Company, GEI, LLC and the Management Investors desire to amend and restate the Original Agreement as provided herein.

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

RESTRICTIONS ON TRANSFER

        Section 1.1    General Restrictions on Transfer.    (a) Each Management Investor, each Employee Holder and each other Person (other than any GEI Party (as defined in Section 1.1(b)) or any GEI Transferee (as defined in Section 7.1(d))) who becomes a party hereto or agrees to be bound by the terms hereof after the date hereof (collectively with the Management Investors and the Employee Holders, the "Management Holders") agrees that, until the occurrence of a Public Offering Event (as defined in Section 7.1(g)), it will not, directly or indirectly, sell, hypothecate, give, convey, bequeath, transfer, assign, pledge or in any other way whatsoever encumber or dispose of (any such event, a "Transfer") any shares of Capital Stock now owned or hereafter acquired by such Management Holder (or any interest therein) to any other Person, except as expressly permitted by this Agreement or with the prior written consent of GEI. Nothing in this Section 1.1 shall be deemed to limit the ability of any GEI Party to Transfer any Capital Stock provided such GEI Party complies with the other terms and conditions of this Agreement. For the avoidance of doubt, this Agreement shall not differentiate among shares of Common Stock held by a Management Investor, whether such Management Investor acquired such shares pursuant to an Original Contribution Agreement, a Subscription Agreement, an Employee Sale (as defined below) or upon the exercise of an option to acquire Common Stock.

        (b)   Any GEI Party may Transfer Capital Stock provided that (a) such GEI Party complies with the other terms and conditions of this Agreement and (b) in the event of any Transfer by any GEI Party to another Person controlled directly or indirectly by Leonard Green & Partners, L.P. or any of its Affiliates, the transferee executes and delivers to the Company and each Management Holder an agreement agreeing to be bound by the terms of this Agreement to the same extent applicable to such GEI Party (GEI, LLC and any such transferee controlled directly or indirectly by Leonard Green & Partners, L.P. or any of its Affiliates, the "GEI Parties").

        Section 1.2    Permitted Transfers.

        (a)   Notwithstanding anything to the contrary contained in this Article I (but subject to Section 1.3), a Management Investor may Transfer Capital Stock to any Permitted Transferee (as hereinafter defined) of such Management Investor. A "Permitted Transferee" of a Management Investor means (a) any successor by death or divorce, (b) any corporation or other entity at least fifty-one percent (51%) of the equity securities of which are owned, beneficially and of record by such Management Investor and over which such Management Investor has the sole right to elect or appoint at least a majority of the members of the board of directors or Persons performing similar functions or (c) any trust for the benefit of such Management Investor and/or members of such Management Investor's immediate family, provided that such Management Investor is the sole trustee of such trust; provided, however, that such Transfer shall be subject to the Permitted Transferee's delivery to the Company and GEI of a duly executed agreement to be bound by the terms of this Agreement and to Transfer the Transferred Capital Stock back to the original owner if the Permitted Transferee ceases to be a Permitted Transferee of such Management Investor. Any notice or/other document required to be delivered to a Permitted Transferee pursuant to this Agreement shall be deemed delivered for all purposes if delivered to the Management Investor who Transferred Capital Stock to such Permitted Transferee. Each Permitted Transferee shall be deemed a Management Holder for all purposes of this Agreement.

        (b)   Notwithstanding anything to the contrary contained in this Article I (but subject to Section 1.3) or in Article III, beginning as of the date hereof and continuing for a period of 30 calendar days thereafter, an Original Management Investor may Transfer to any Person (a "Third Party Transferee") up to the number of shares of Common Stock opposite such Original Management Investor's name listed on Schedule B hereto; provided, however, that (i) such Transfer shall be subject to the Third Party Transferee's delivery to the Company and GEI of a duly executed agreement to be bound by the terms of this Agreement; (ii) GEI and the Company shall have the right to purchase from such Third Party Transferee all of such Third Party Transferee's shares of Common Stock at the Fair Market Value of such shares of Common Stock (as determined in accordance with Section 3.7 of this Agreement) at any time during which such shares would have been subject to the Call Option (as defined in Section 3.2 of this Agreement) had such shares not been transferred to a Third Party Transferee (the "Third Party Call Option"); and (iii) if GEI or the Company purchases shares of

Common Stock from a Third Party Transferee pursuant to the Third Party Call Option at any time during which GEI or the Company, as the case may be, could otherwise have purchased such shares of Common Stock from the Original Management Investor who Transferred such shares to such Third Party Transferee at a price less than the Fair Market Value thereof pursuant to Article III if such Original Management Transferee had not transferred such shares to such Third Party Transferee, such Original Management Investor shall indemnify GEI or the Company, as the case may be, for the difference between Fair Market Value and the price at which GEI or the Company could otherwise have purchased such shares from such Original Management Investor if such shares had not been Transferred to such Third Party Transferee. Each Third Party Transferee shall be deemed a Management Holder for purposes of Articles V and VI of this Agreement.

        Section 1.3    Compliance with Securities Laws.    No Management Holder or GEI Party shall Transfer any Capital Stock, and the Company shall not transfer on its books any shares of Capital Stock, unless:

        (a)   such Transfer is pursuant to an effective registration statement under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), and is in compliance with any applicable state securities or blue sky laws or such Management Holder or GEI Party, as the case may be, shall have furnished the Company with an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that no such registration is required because of the availability of an exemption from registration under the Securities Act and any applicable state securities or blue sky laws; and

        (b)   the certificates, if any, representing such Capital Stock issued to the transferee shall bear the following legend (or one to substantially similar effect):

  "The shares represented by this certificate have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"). The shares have been acquired for investment and may not be sold, pledged or hypothecated in the United States in the absence of an effective registration statement for the shares under the Securities Act or an exemption thereunder. The shares represented by this certificate are subject to restrictions contained in an Amended and Restated Stockholders Agreement, dated as of September    , 2004 (the "Stockholders Agreement"). The Stockholders Agreement contains, among other things, certain provisions relating to the transfer of the shares represented by this certificate. No transfer, sale, assignment, pledge, hypothecation or other disposition of the shares represented by this certificate, directly or indirectly, may be made except in accordance with the provisions of such Stockholders Agreement. The holder of this certificate, by acceptance of this certificate, agrees to be bound by all of the provisions of such Stockholders Agreement applicable to the shares represented by this certificate."

provided, however, that the conditions set forth in Section 1.3(b) shall not apply to any sale of Capital Stock pursuant to (x) an effective registration statement under the Securities Act, or, (y) Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time ("Rule 144"); provided, that such sale pursuant to Rule 144 is (i) not to an Affiliate of the Company and (ii) not made prior to a Public Offering Event (as defined in Section 7.1). References to the Original Agreement in any legend on a certificate for Capital Stock issued prior to the date hereof shall be deemed to refer to this Agreement.

        Section 1.4    Improper Transfer.    Any attempt to Transfer or otherwise encumber any Capital Stock in violation of this Agreement shall be null and void and neither the Company nor any registrar or transfer agent of such Capital Stock shall give any effect to such attempted Transfer or encumbrance in its stock records.

        Section 1.5    Involuntary Transfer.    In the case of any Transfer of title or beneficial ownership of Capital Stock upon default, foreclosure, forfeit, court order or otherwise than by a voluntary decision on the part of a Management Holder (an "Involuntary Transfer"), such Management Holder (or such Management Holder's legal representatives) shall promptly (but in no event later than two (2) business days after such Involuntary Transfer or, in the event of a Transfer as a result of the death of a Management Holder, no later than two (2) business days after the appointment of the administrator of such Management Holder's estate) furnish written notice to the Company and GEI indicating that the Involuntary Transfer has occurred, specifying the name of the Person to whom such Capital Stock has been Transferred, giving a detailed description of the circumstances giving rise to, and stating the legal basis for, the Involuntary Transfer. Nothing in this Section 1.5 shall be deemed to vest any Person who becomes a holder of Capital Stock pursuant to an Involuntary Transfer with any rights under this Agreement.

        Section 1.6    Certain Definitions.    For purposes of this Agreement:

        (a)   An "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with the first Person.

        (b)   The term "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise. For the avoidance of doubt, an individual human being cannot be "controlled by" another Person, and no Management Investor or Employee Holder shall be deemed an Affiliate of GEI or LLC.

        (c)   "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        Section 1.7    Exception for Employee Sales.    Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall prohibit any GEI Party from (a) selling shares of Common Stock to the Company in connection with a substantially contemporaneous sale of the same number of shares by the Company to employees (including officers) of the Company or any of its Subsidiaries or (b) selling shares of Common Stock directly to employees (including officers) of the Company or any of its Subsidiaries; provided, that the aggregate number of shares of Common Stock sold by the GEI Parties pursuant to clauses (a) and (b) shall not exceed 2,000,000 shares. For purposes of this Agreement, any sale of Common Stock complying with the terms of this Section 1.7 is hereinafter called an "Employee Sale."

ARTICLE II.

TRANSFER PROCEDURE; RIGHT OF FIRST REFUSAL

        Section 2.1    Right of First Refusal.    If any Management Holder shall have received, and desires to accept, a bona fide arms' length written offer (a "Bona Fide Offer") from a party unrelated to such Management Holder (the "Outside Party") for the purchase of Capital Stock for consideration consisting entirely of cash and/or Marketable Securities (as defined in Section 2.4), then such Management Holder shall give a notice in writing (the "Transfer Notice") to GEI and the Company setting forth such desire, which notice shall include the name and address of the Outside Party making such Bona Fide Offer and the price and other material terms and conditions thereof and shall be accompanied by a copy of the Bona Fide Offer. Upon receipt of such Transfer Notice, GEI shall have an option to purchase all (but not part) of the Capital Stock described in the Transfer Notice at the per share cash price specified in the Transfer Notice or, if the Transfer Notice describes a Transfer of Capital Stock for Marketable Securities, for a cash price to be determined in accordance with

Section 2.4. If GEI desires to exercise the option set forth in the preceding sentence, it shall deliver a notice (an "Election Notice") to the Management Holder and the Company within thirty (30) days of receipt of the Transfer Notice (the "Election Period"). In the event GEI does not deliver an Election Notice before the end of the Election Period, then the Company shall have the option to deliver an Election Notice with respect to all (but not part) of such Capital Stock to GEI and such Management Holder within ten (10) days after the expiration of the Election Period. For the avoidance of doubt, GEI may assign the right to exercise all or part of the option to purchase Capital Stock described in a particular Transfer Notice to the Company and/or one or more Affiliates of GEI, in which case (a) the Election Notice delivered by GEI shall specify the Persons exercising such option and the number of shares of Capital Stock to be acquired by each such assignee (provided that, in any event, all shares of Capital Stock specified in the relevant Transfer Notice shall be purchased) and (b) references to GEI in this Article II shall be deemed to refer to such assignees (or GEI and such assignees) as appropriate to reflect such assignment.

        Section 2.2    Obligation to Purchase and Sell; Closing.    If GEI or the Company delivers an Election Notice, then it shall be obligated to purchase, and the relevant Management Holder shall be obligated to sell, the Capital Stock described in such Election Notice at the cash price and on the other terms indicated in the Bona Fide Offer (subject to Section 2.4), except that the closing of such purchase and sale shall be held on the tenth business day after the expiration of the Election Period at 10:30 a.m., local time, at the principal executive office of the Company in Downers Grove, IL, or at such other time and place as the parties to such purchase and sale may mutually agree.

        Section 2.3    Consent Required for Transfer.    In the event neither GEI nor the Company delivers an Election Notice, then, GEI may, in its sole discretion, consent to the Transfer of the Capital Stock described in the Transfer Notice to the Outside Party specified therein; which consent may be subject to any terms and conditions specified by GEI, including a requirement that such Outside Party duly execute an agreement to be bound by the terms of this Agreement. Notwithstanding any other provision of this Agreement, no Management Holder may Transfer any Capital Stock to an Outside Party or any other Person (other than a Permitted Transferee, in the case of a Management Investor) absent express written consent from GEI and no failure by GEI to deliver an Election Notice or to expressly deny consent to any Transfer shall be deemed to constitute a consent to such Transfer. Any election by GEI or the Company not to exercise its rights under this Article II in any particular instance, or any consent to a Transfer by GEI, shall not constitute a waiver of its rights under Article I or this Article II in connection with any other proposed Transfer of Capital Stock or a consent with respect thereto.

        Section 2.4    Transfer for Marketable Securities.    If a Management Holder delivers a Transfer Notice relating to a Transfer of Capital Stock for consideration consisting of Marketable Securities, then the price to be paid for such securities by the Persons exercising the right of first refusal in Section 2.1 shall be based upon the closing price for such Marketable Securities on the primary market therefor on the day prior to the date of the Transfer Notice. For purposes of this Agreement, "Marketable Securities" means any securities that are freely tradeable by the holder thereof on The New York Stock Exchange, AMEX or The Nasdaq National Market and in which there is sufficient trading activity and volume to allow for the orderly disposition of such securities by the holders thereof.

        Section 2.5    Termination of Right of First Refusal.    The provisions of this Article II shall expire upon the occurrence of a Public Offering Event.

ARTICLE III.

CALL OPTION

        Section 3.1    Call Event.    For purposes of this Agreement, a "Call Event" shall be deemed to occur (a) with respect to a Management Investor and such Management Investor's Permitted Transferees, if any, upon the termination of such Management Investor's employment with the Company or any of its subsidiaries for any reason and (b) with respect to an Employee Holder, upon the termination of such Employee Holder's employment with the Company or any of its subsidiaries for any reason. For the avoidance of doubt, if the Company elects not to renew an employment agreement with any Management Investor or Employee Holder and such failure to renew causes such Management Investor or Employee Holder to be entitled to severance or other similar benefits typically associated with termination of employment, then such failure to renew shall be deemed to be a termination of employment without Cause (as defined in Section 3.6(c)) for the purposes of this Article III. The Company shall give prompt written notice of any Call Event to GEI. Such notice shall specify the number of shares of Common Stock, and, if applicable, options to purchase Common Stock, held by the relevant Management Investor (and Permitted Transferees) or Employee Holder on the date of the Call Event and the dates of the acquisition thereof. The Company shall, as promptly as practicable, update such information in the event such Management Investor or Employee Holder exercises any options to purchase Common Stock after the Call Event.

        Section 3.2    GEI Call Right.    Upon the occurrence of a Call Event with respect to a Management Investor and such Management Investor's Permitted Transferees or Employee Holder prior to a Public Offering Event, GEI shall have an option (the "Call Option") to purchase from such Management Investor (and such Management Investor's Permitted Transferees, if any) or such Employee Holder, as applicable, a number of shares of Common Stock not to exceed the number of shares of Common Stock determined in accordance with Section 3.6 at a per share price equal to (a) in the case of a Call Event resulting from a termination of a Management Investor for Cause (as defined in Section 3.6(c)) or a resignation by such Management Investor without Good Reason (as defined in Section 3.6(c)), the lower of (i) the Cost (as defined in Section 3.7) per share of the Common Stock and (ii) the Fair Market Value per share of the Common Stock determined in accordance with Section 3.7 and (b) in the case of any other Call Event, the Fair Market Value per share of the Common Stock determined in accordance with Section 3.7; provided, that, (x) if a Call Event results from a resignation by a Management Investor without Good Reason (but not a termination for Cause) and (y) (i) in the case of shares of Common Stock not acquired upon exercise of options to purchase Common Stock, such Management Investor has owned the shares of Common Stock for at least 7 years or (ii) in the case of shares of Common Stock acquired upon exercise of options to purchase Common Stock, the grant date of the option was at least 7 years prior to the date of the Call Event, then, the per share price to be paid for such shares of Common Stock described in clause (y)(i) or (y)(ii) of this proviso (but not any shares held for a shorter period of time or shares acquired pursuant to the exercise of options with a grant date less than 7 years prior to the date of the Call Event) shall be the Fair Market Value per share of Common Stock determined in accordance with Section 3.7. If GEI desires to exercise the Call Option, it shall, prior to the expiration of the Call Period (as defined below), deliver a notice (a "Call Notice") to (x) the Management Investor and his or her Permitted Transferees, if any, or the Employee Holder, as applicable, and (y) the Company, which Call Notice shall specify the number of shares of Common Stock to be acquired. For the avoidance of doubt, GEI may assign the right to exercise all or part of the Call Option to purchase Common Stock to the Company and/or one or more Affiliates of GEI, in which case (a) the Call Notice delivered by GEI shall specify the Persons exercising such Call Option and the number of shares of Common Stock to be acquired by each such assignee and (b) references to GEI in this Article III shall be deemed to refer to such assignees (or GEI and such assignees) as appropriate to reflect such assignment. "Call Period" means (x) with respect to any shares of Common Stock that have not been held for at least 6 months at the time of the Call Event

("Immature Shares"), nine months from the date of the Call Event, (y) with respect to any shares acquired pursuant to the exercise of options to purchase Common Stock acquired after the Call Event, nine months from the date of exercise of the last option to have been so exercised and (z) in any other case, 60 days from the occurrence of the Call Event; provided, that if the Company fails to give a notice specified in Section 3.1, and the Call Period would otherwise expire less than 30 days following the date on which GEI has actual knowledge of the occurrence of the relevant Call Event, then the Call Period shall be extended until the 30th day following the first day on which GEI has actual knowledge of the occurrence of such Call Event; provided, further, that in no event shall GEI or the Company purchase any shares of Common Stock on or prior to the expiration of six months following the date such shares were first acquired by the Management Investor or Employee Holder and, if the Call Period would otherwise expire less than 30 days after the expiration of such six-month period, then the Call Period shall be extended until the 30th day following the expiration of such six-month period. For the avoidance of doubt, GEI shall be entitled to deliver multiple Call Notices from time to time prior to the expiration of the relevant Call Periods described in this Section 3.2.

        Section 3.3    Company Call Right.    In the event GEI does not deliver a Call Notice before the end of a Call Period applicable to any particular shares of Common Stock or any Call Notice so delivered does not relate to the purchase of all of the shares of Common Stock subject to the Call Option as determined in accordance with Section 3.6, then the Company shall have the right to exercise the Call Option and deliver a Call Notice to (x) the Management Investor and his or her Permitted Transferees, if any, or the Employee Holder, as applicable and (y) GEI within ten (10) days after the first to occur of (i) expiration of the relevant Call Period and (ii) receipt of a Call Notice from GEI which relates to the purchase of less than all of the Common Stock subject to the Call Option, which Call Notice shall specify the number of remaining shares of Common Stock to be acquired. In the event Call Notices are delivered by both GEI and the Company and, as a result of miscalculation or similar error, the aggregate number of shares of Common Stock described in such Call Notices exceeds the aggregate number of shares specified in Section 3.6, the number of shares to be purchased by the Company shall be reduced accordingly. For the avoidance of doubt, the Company shall be entitled to deliver multiple Call Notices from time to time.

        Section 3.4    Obligation to Purchase and Sell; Closing.    If GEI or the Company delivers a Call Notice, then it shall be obligated to purchase, and the relevant Management Holders shall be obligated to sell, the Common Stock described in such Call Notice at the applicable price per share determined in accordance with the first sentence of Section 3.2 and Section 3.7. The closing of all purchases and sales of Common Stock pursuant to this Article III shall be held at 10:30 a.m., local time, at the principal executive office of the Company in Downers Grove, IL, on the later of (x) the fifth day after final determination of the Fair Market Value of the shares of Common Stock in accordance with Section 3.7, if such a determination is required pursuant to Section 3.2 and (y) a day specified by GEI or the Company, as applicable, in the Call Notice, which date shall not be later than the sixtieth day following the expiration of the Call Period and earlier than five days following the delivery by GEI or the Company, as applicable, of a Call Notice (or at such other time and place as the parties to such purchase and sale may mutually agree). If the aforesaid closing date falls on a day which is not a business day, then the closing shall be held on the next succeeding business day. In the event a Management Investor has transferred shares of Common Stock to one or more Permitted Transferees and fewer than all of such shares of Common Stock are to be purchased pursuant to this Article III, then the number of shares of Common Stock to be purchased shall be allocated among the Management Investor and such Permitted Transferees pro rata based upon the number of shares owned by each of them unless the Management Investor and each such Permitted Transferee deliver a notice to the Company and GEI no later than the fifth day prior to the closing of such purchase and sale specifying an alternate allocation.

        Section 3.5    Delay in Exercise of Call Rights.    In the event a purchase of Common Stock pursuant to this Article III by GEI or the Company shall be prohibited by law or would cause a default under the terms of any indenture or loan agreement or other instrument to which the Company or any of its subsidiaries may be a party, the obligations of the Management Investor (and his or her Permitted Transferees, if any) or the Employee Holder, as applicable, GEI and the Company pursuant to this Article III shall be suspended until the earlier of (i) the date that is 180 days after the delivery of the Call Notice, and (ii) such time as such prohibition first lapses or is waived and no such default would be caused.

        Section 3.6    Shares Subject to Call Option.    (a)(1) In the case of a Call Event relating to an Original Management Investor other than (x) a termination of the Original Management Investor for Cause (as defined below) or (y) a resignation by such Original Management Investor without Good Reason (as defined below), the aggregate number of shares of Common Stock subject to the Call Option shall equal:

            (i)  if the Call Event occurs during the period beginning on (and including) February 24, 2004 and ending on (and including) February 24, 2005, the aggregate number of shares of Common Stock held by the Original Management Investor and his or her Permitted Transferees, if any;

           (ii)  if the Call Event occurs during the period beginning on (and including) February 25, 2005 and ending on (and including) February 24, 2006, eighty percent (80%) of the aggregate number of shares of Common Stock owned by the Original Management Investor on February 24, 2004;

          (iii)  if the Call Event occurs during the period beginning on (and including) February 25, 2006 and ending on (and including) February 24, 2007, sixty percent (60%) of the aggregate number of shares of Common Stock owned by the Original Management Investor on February 24, 2004;

          (iv)  if the Call Event occurs during the period beginning on (and including) February 25, 2007 and ending on (and including) February 24, 2008, forty percent (40%) of the aggregate number of shares of Common Stock owned by the Original Management Investor on February 24, 2004;

           (v)  if the Call Event occurs during the period beginning on (and including) February 25, 2008 and ending on (and including) February 24, 2009, twenty percent (20%) of the aggregate number of shares of Common Stock owned by the Original Management Investor on February 24, 2004; and

          (vi)  if the Call Event occurs during the period beginning on (and including) February 25, 2009, zero.

For purposes of this Section 3.6(a)(1), all shares of Common Stock owned by an Original Management Investor and acquired pursuant to an Original Contribution Agreement, a Subscription Agreement or upon the exercise of options to acquire Common Stock granted contemporaneously with the execution of this Agreement, which options are exercised after the date hereof, shall be deemed to have been owned by such Management Investor on February 24, 2004.

        (2)   In the case of a Call Event relating to an Additional Management Investor other than (x) a termination of the Additional Management Investor for Cause (as defined below) or (y) a resignation by such Additional Management Investor without Good Reason (as defined below), the aggregate number of shares of Common Stock subject to the Call Option shall equal:

            (i)  if the Call Event occurs during the period beginning on (and including) the date of this Agreement and ending on (and including) the first anniversary of the date of this Agreement, the aggregate number of shares of Common Stock held by the Additional Management Investor and his or her Permitted Transferees, if any;

           (ii)  if the Call Event occurs during the period beginning on (and including) the day after the first anniversary of the date of this Agreement and ending on (and including) the second anniversary of the date of this Agreement, eighty percent (80%) of the aggregate number of shares of Common Stock owned by the Additional Management Investor on the date hereof;

          (iii)  if the Call Event occurs during the period beginning on (and including) the day after the second anniversary of the date of this Agreement and ending on (and including) the third anniversary of the date of this Agreement, sixty percent (60%) of the aggregate number of shares of Common Stock owned by the Additional Management Investor on the date hereof;

          (iv)  if the Call Event occurs during the period beginning on (and including) the day after the third anniversary of the date of this Agreement and ending on (and including) the fourth anniversary of the date of this Agreement, forty percent (40%) of the aggregate number of shares of Common Stock owned by the Additional Management Investor on the date hereof;

           (v)  if the Call Event occurs during the period beginning on (and including) the day after the fourth anniversary of the date of this Agreement and ending on (and including) the fifth anniversary of the date of this Agreement, twenty percent (20%) of the aggregate number of shares of Common Stock owned by the Additional Management Investor on the date hereof;

          (vi)  if the Call Event occurs during the period beginning on (and including) the day after the fifth anniversary of the date of this Agreement, zero.

For purposes of this Section 3.6(a)(2), all shares of Common Stock owned by an Additional Management Investor and acquired pursuant to a Subscription Agreement or upon the exercise of options to acquire Common Stock granted contemporaneously with the execution of this Agreement, which options are exercised after the date hereof, shall be deemed to have been owned by such Additional Management Investor on the date hereof.

        (b)   Notwithstanding anything to the contrary contained in this Agreement, (i) in the case of a Call Event relating to an Employee Holder, the aggregate number of shares of Common Stock subject to the Call Option shall equal all shares of Common Stock owned by the Employee Holder and (ii) in the case of a Call Event resulting from a termination of a Management Investor for Cause or a resignation by such Management Investor without Good Reason, the aggregate number of shares of Common Stock subject to the Call Option shall equal all shares of Common Stock owned by the Management Investor and his or her Permitted Transferees, if any.

        (c)   With respect to a particular Management Investor: "Cause" shall have the meaning provided in such Management Investor's then-current employment agreement with the Company or a subsidiary of the Company, as applicable, or, if such Management Investor does not have a current employment agreement or if "Cause" is not defined therein, then "Cause" shall mean (A) gross neglect by the Management Investor of his or her duties, (B) the Management Investor's commission of any act or omission that results in, or that may reasonably be expected to result in, a conviction, plea of no contest or imposition of unadjudicated probation for any felony or other crime, (C) gross, intentional or negligent misconduct by the Management Investor in connection with the performance of any material portion of his or her duties, (D) material violation of any rule or policy of the Company or its subsidiaries or (E) the Management Investor's commission at any time of any time of any act of fraud, embezzlement, misappropriation, misconduct, or breach of fiduciary duty against the Company (or any affiliate or subsidiary thereof, or predecessor thereto or successor thereof); and "Good Reason" shall have the meaning provided in such Management Investor's then-current employment agreement with the Company or a subsidiary of the Company, as applicable, or, if such Management Investor does not have a current employment agreement or if "Good Reason" is not defined therein, then "Good Reason" shall mean (A) any material adverse change by the Company in the Management Investor's job title, duties, responsibility or authority, (B) failure by the Company to pay any material amount of base salary or bonus when due to the Management Investor, (C) a reduction in the Management Investor's base salary or a material modification in the Management Investor's right to participate in any bonus program offered to similarly-situated employees, (D) the termination or denial of the Management Investor's right to participate in employment-related benefits that are offered to similarly-situated employees, or (E) the Management Investor is required to have his/her principal location of work changed to any location that is in excess of 50 miles from the Management Investor's principal location of work as of the date hereof; provided that none of the events described in this definition of Good Reason shall constitute Good Reason unless the Management Investor notifies the Company in writing of the event that is purported to constitute Good Reason (which notice is provided not later than the 30th day following the occurrence of the event purported to constitute Good Reason) and then only if the Company fails to cure such event within 30 days after the Company's receipt of such written notice. In the event that there is a dispute between a Management Investor and the Company as to whether "Cause" for termination exists or whether a resignation was for "Good Reason", (x) such dispute shall be resolved by arbitration in accordance with the terms of such Management Investor's employment agreement or, if the Management Investor does not have a current employment agreement (or such agreement does not contain an arbitration provision) by arbitration pursuant to Section 10.5 and (y) the payments or deliveries, if any, to be made by GEI, the Company, the Management Investor and his or her Permitted Transferees, if any, in connection with this Article III shall be delayed until the final resolution of such dispute in such arbitration.

        Section 3.7    Fair Market Value; Cost.    (a) For purposes of this Article III, the "Fair Market Value" of each share of Common Stock shall be determined by the Board of Directors of the Company in the exercise of its reasonable discretion and shall be set as of the date of such determination; provided, however, that such determination shall not discount the value of such shares either because (i) they are subject to the restrictions set forth in this Agreement, (ii) a public market for such shares does not exist, or (iii) they constitute only a minority interest in the Company. The Company shall deliver a notice setting forth the determination of the Board of Directors as to Fair Market Value per share of Common Stock to GEI and the Management Investor (and his or her Permitted Transferees, if any) or the Employee Holder, as applicable, no later than the fifth day prior to the end of the Call Period. Upon delivery of notice of such Fair Market Value, the Management Investor or Employee Holder, as applicable, shall have ten (10) days in which to notify the Company and GEI in writing of any disagreement, which notice shall state in reasonable detail the reasons for such disagreement. If no written notice of disagreement is given by the Management Investor or Employee Holder, the Fair Market Value of the Common Stock as determined by the Board of Directors of the Company shall be conclusive and binding on (x) the Management Investor (and his or her Permitted Transferees, if any) or the Employee Holder, as the case may be, and (y) GEI and the Company. If written notice is given by the Management Investor or the Employee Holder of a disagreement (a "Dispute Resolution Notice"), the Company and the Management Investor or the Employee Holder, as applicable, shall have fifteen (15) days to resolve such disagreement. If the Company and such Management Investor or Employee holder are unable to resolve the disagreement within such fifteen (15) days, then they shall engage an investment banking firm or independent appraiser mutually acceptable to the Company and the Management Investor or the Employee Holder, as applicable, to determine the Fair Market Value of the Common Stock (which may be higher than, lower than or equal to the Fair Market Value of the Common Stock as determined by the Board of Directors of the Company). In the event that the Company and the Management Investor or Employee Holder, as applicable, are unable to agree on an investment banking firm or independent appraiser within ten (10) days following the expiration of the fifteen (15) day period described in the prior sentence, then they shall each propose two names of investment banking firms or independent appraisers with experience in securities valuation and the name of the investment banking firm or independent appraiser shall be selected by lot from the four names proposed. The determination of such firm or appraiser shall be made within fifteen (15) days of the engagement thereof and shall be final and binding upon (i) the Management Investor (and his or her Permitted Transferees, if any) or the Employee Holder, as applicable, and (ii) GEI and the Company, and shall not be subject to appeal or arbitration. The costs and expenses incurred in connection with the determination made by the investment banking firm or independent appraiser shall be borne by (i) the Company, in the event the Fair Market Value of the Common Stock determined by the investment banking firm or independent appraiser is greater than the Fair Market Value of the Common Stock determined by the Board of Directors and (ii) the Management Investor (and his or her Permitted Transferees) or the Employee Holder, as applicable, in the event the Fair Market Value of the Common Stock determined by the investment banking firm or independent appraiser is less than or equal to the Fair Market Value of the Common Stock determined by the Board of Directors. In the case of the application of clause (ii) of the preceding sentence, the purchaser(s) of shares of Common Stock pursuant to Section 3.2 and/or Section 3.3 shall be entitled to deduct and withhold (or, in the event the purchaser is not the Company, deduct and remit to the Company) the portion of such costs to be borne by the Management Investor (and his or her Permitted Transferees) or the Employee Holder (such costs to be allocated equally among all shares to be purchased from the Management Investor and his or her Permitted Transferees or the Employee Holder, as applicable). In the event that the closing of the purchase and sale of shares of Common Stock pursuant to the Call Option has not occurred on or before the two-month anniversary of the date upon which the Board of Directors of the Company determined the Fair Market Value thereof (unless a Dispute Resolution Notice has been delivered), then the Board of Directors shall determine the Fair Market Value as of a more recent date (selected in the sole discretion of the Board) and the dispute resolution procedures set forth in this Section 3.7(a) shall apply to any such further determination of Fair Market Value. Notwithstanding anything in Section 3.7(a) to the contrary, the Fair Market Value of any Immature Shares shall be determined as of a date that is not less than six months following the date such Immature Shares were first acquired by the Management Investor or Employee Holder, as the case may be.

        (b)   Notwithstanding anything in Section 3.7(a) to the contrary, in the event of delivery of a Tag-Along Notice or a Drag-Along Notice after a Call Option has arisen with respect to Common Stock held by a Management Investor or Employee Holder but prior to the consummation of the purchase of Common Stock by GEI or the Company pursuant to the Call Option, the Fair Market Value of the Common Stock shall be deemed to equal (x) in the event such notice relates to a Transfer of Common Stock for cash, the cash price per share of the relevant class specified in such notice or (y) in the event such notice relates to a Transfer of Common Stock for consideration consisting of consideration other than cash, the Fair Market Value of the Common Stock shall be determined as follows:

            (i)  if the notice specifies consideration consisting of Marketable Securities, then such consideration shall be valued based upon the closing price for such Marketable Securities on the primary market therefor on the day prior to the date of the notice; and

           (ii)  if the notice specifies consideration consisting of assets other than Marketable Securities, including illiquid securities, then the value of such consideration shall be determined by mutual agreement of the relevant Management Investor or Employee Holder and the Company; provided, that if they cannot agree to such valuation within 10 business days of the date of the notice, then they shall engage a mutually acceptable investment banking firm or independent appraiser to determine the fair market value of the consideration as contemplated by Section 3.7(a). The costs and expenses incurred in connection with the determination made by the investment banking firm or independent appraiser shall be borne by (i) the Company, in the event the Fair Market Value of the consideration determined by the investment banking firm or independent appraiser is greater than the Fair Market Value of such consideration determined by the Company and (ii) the Management Investor (and his or her Permitted Transferees) or the Employee Holder, as applicable, in the event the Fair Market Value of the consideration determined by the investment banking firm or independent appraiser is less than or equal to the Fair Market Value of the consideration determined by the Company. In the case of the application of clause (ii) of the preceding sentence, the purchaser(s) of shares of Common Stock pursuant to Section 3.2 and/or Section 3.3 shall be entitled to deduct and withhold (or, in the event the purchaser is not the Company, deduct and remit to the Company) the portion of such costs to be borne by the Management Investor (and his or her Permitted Transferees) or the Employee Holder (such costs to be allocated equally among all shares to be purchased from the Management Investor and his or her Permitted Transferees or the Employee Holder, as applicable).

        (c)   For purposes of this Article III, the "Cost" per share of Common Stock means $1.00 per share unless such share of Common Stock was acquired pursuant to the exercise of an option to purchase Common Stock, in which event the "Cost" per share of such Common Stock shall mean the strike price of the applicable option.

        Section 3.8    Termination of Call Option.    The provisions of this Article III shall expire upon the occurrence of a Public Offering Event.

ARTICLE IV.

ACTIONS AT CLOSING; OTHER SECURITIES

        Section 4.1    Actions at Closing.    At any closing held pursuant to Article II or Article III hereof:

        (a)   the purchase price for the purchase of Capital Stock shall be paid in cash (by wire transfer of immediately available funds to an account specified in writing by the recipients thereof at least three (3) business days prior to the date of such closing) or by certified or official bank check.

        (b)   the Management Holders of the Capital Stock being sold shall deliver all certificates, if any, which represent the shares of Capital Stock to be sold at such closing, duly endorsed for transfer with signatures guaranteed (if applicable), to the purchasers thereof and shall authorize the Company (or the Company's transfer agent, if any) to record in the Company's books and records the transfer to such purchasers of the shares of Capital Stock to be sold, including any shares of Capital Stock not evidenced by certificates.

        (c)   such Management Holders shall take all actions the purchasers shall request as necessary to vest in the applicable purchasers all shares of Capital Stock being sold, whether in certificated or uncertificated form, free and clear of all liens, charges and encumbrances of any kind.

        Section 4.2    Other Securities.    In the event any capital stock of the Company or any other Person shall be distributed on, with respect to, or in exchange for shares of Capital Stock as a stock dividend, stock split, spin-off, reclassification or recapitalization, or in connection with any merger or reorganization, the restrictions, rights and options set forth in this Agreement shall apply with respect to such other capital stock to the same extent as they are, or would have been applicable, to the Capital Stock on, or with respect to which, such other capital stock was distributed.

ARTICLE V.

TAG-ALONG RIGHTS

        Section 5.1    Right to Participate in Sale.    If all previous Transfers (other than Employee Sales) for value of Common Stock, Junior Preferred Stock and/or Senior Preferred Stock made by the GEI Parties, together with any Transfer for value of Common Stock, Junior Preferred Stock and/or Senior Preferred Stock proposed to be made by any GEI Party (each such proposed Transfer being referred to herein as a "Tag-Along Sale") would result in the Transfer, in the aggregate for all such transactions, of more than ten percent (10%) of the Common Stock, Junior Preferred Stock and/or Senior Preferred Stock, as applicable, outstanding on the Tag-Along Sale Date, then the GEI Parties shall afford each

Management Holder the opportunity to participate proportionately in such Tag-Along Sale in accordance with this Article V. Each Management Holder shall have a proportionate right, but not the obligation (except as provided in Article VI), to participate in such Tag-Along Sale. The number of shares of Common Stock, Junior Preferred Stock and/or Senior Preferred Stock, as applicable, (the "Tag-Along Allotment") that each Management Holder will be entitled to include in such Tag-Along Sale shall be determined by multiplying (a) the number of shares of Common Stock, Junior Preferred Stock and/or Senior Preferred Stock, as applicable, held by such Management Holder as of the close of business on the day immediately prior to the Tag-Along Notice Date by (b) a fraction (the "Tag-Along Fraction"), the numerator of which shall equal the number of shares of Common Stock, Junior Preferred Stock and/or Senior Preferred Stock, as applicable, proposed by the GEI Parties to be sold or otherwise disposed of pursuant to the Tag-Along Sale and the denominator of which shall equal the total number of shares of Common Stock, Junior Preferred Stock and/or Senior Preferred Stock, as applicable, that are beneficially owned by the GEI Parties as of the close of business on the day immediately prior to the Tag-Along Notice Date. For the avoidance of doubt, the tag-along rights provided in this Article V shall apply only with respect to those classes of Capital Stock as to which the GEI Parties have transferred at least 10% of the outstanding shares of the relevant class and tag-along rights shall not be triggered with respect to a particular class of Capital Stock as a result of Transfers of any other class of Capital Stock.

        Section 5.2    Sale Notice.    GEI shall provide each Management Holder with written notice (the "Tag-Along Sale Notice") not more than sixty (60) nor less than twenty (20) days prior to the proposed date of the Tag-Along Sale (the "Tag-Along Sale Date"). Each Tag-Along Sale Notice shall set forth: (i) the number of shares of Common Stock, Junior Preferred Stock and/or Senior Preferred Stock proposed to be transferred or sold by the GEI Parties; (ii) the proposed amount and form of consideration to be paid for such shares and the terms and conditions of payment offered by each proposed purchaser; (iii) the aggregate number of shares of Common Stock, Junior Preferred Stock and/or Senior Preferred Stock, as applicable, held of record by the GEI Parties as of the close of business on the day immediately preceding the date of the Tag-Along Notice (the "Tag-Along Notice Date"); (iv) such Management Holder's Tag-Along Allotment assuming such Management Holder elected to sell the maximum number of shares of Common Stock, Junior Preferred Stock and/or Senior Preferred Stock, as applicable, as possible; (v) confirmation that the proposed purchaser or transferee has been informed of the "Tag-Along Rights" provided for in this Article V and has agreed to purchase the Common Stock, Junior Preferred Stock and/or Senior Preferred Stock, as applicable, in accordance with the terms hereof; and (vi) the Tag-Along Sale Date.

        Section 5.3    Tag-Along Notice.    (a) If a Management Holder wishes to participate in the Tag-Along Sale, such Holder shall provide written notice (the "Tag-Along Notice") to GEI within ten (10) days following the receipt of the Tag-Along Sale Notice. The Tag-Along Notice shall set forth the number of shares of Common Stock, Junior Preferred Stock and/or Senior Preferred Stock, as applicable, that such Holder elects to include in the Tag-Along Sale, which shall not exceed such Management Holder's Tag-Along Allotment. The Tag-Along Notice shall also specify the aggregate number of additional shares of Common Stock, Junior Preferred Stock and/or Senior Preferred Stock, as applicable, owned of record as of the close of business on the day immediately preceding the Tag-Along Notice Date by such Management Holder, if any, which such Management Holder desires also to include in the Tag-Along Sale ("Additional Shares") in the event there is any under-subscription for the entire amount of all Management Holders' Tag-Along Allotments. The Tag-Along Notice given by each Management Holder shall constitute such Holder's binding agreement to sell the Common Stock, Junior Preferred Stock and/or Senior Preferred Stock, as applicable, specified in such Tag-Along Notice (including any Additional Shares to the extent such Additional Shares are to be included in the Tag-Along Sale pursuant to the apportionment described below) on the terms and conditions applicable to the Tag-Along Sale, subject to the provisions of Section 5.4; provided, however, that in the event that there is any material change in the terms and conditions of such Tag-Along Sale applicable to any

Management Holder after such Management Holder gives its Tag-Along Notice, then, notwithstanding anything herein to the contrary, such Management Holder shall have the right to withdraw from participation in the Tag-Along Sale with respect to all of its Capital Stock affected thereby.

        (b)   If the aggregate number of shares of Common Stock, Junior Preferred Stock and/or Senior Preferred Stock, as applicable, proposed to be included by the Management Holders in any Tag-Along Sale (without taking into account any Additional Shares) is less than the aggregate Tag-Along Allotments of all of the Management Holders (such difference, the "Excess Allotment"), then the Excess Allotment shall be allocated among the GEI Parties and each Management Holder who has indicated a desire to sell Additional Shares pursuant to a Tag-Along Notice pro rata based upon the number of shares of Common Stock, Junior Preferred Stock and/or Senior Preferred Stock, as applicable, owned by each of them as of the close of business on the day immediately prior to the Tag-Along Notice Date; provided, that if application of the foregoing provision does not result in allocation of the entire Excess Allotment, then the balance shall be allocated among the GEI Parties and each Management Holder with remaining Additional Shares pro rata based upon the number of shares of Common Stock, Junior Preferred Stock and/or Senior Preferred Stock, as applicable, owned by each of them as of the close of business on the day immediately prior to the Tag-Along Notice Date and so on until the entire Excess Allotment has been allocated. GEI shall notify each Management Holder with Additional Shares to be included in the Tag-Along Sale of the number of such Additional Shares to be so included no later than the fifth (5th>) day prior to the Tag-Along Sale Date.

        (c)   If a Tag-Along Notice is not received by GEI from any Management Holder within the 10-day period specified above, the GEI Parties shall have the right to sell or otherwise transfer the number of shares specified in the Tag-Along Notice to the proposed purchaser or transferee without any participation by such Management Holder, but only on terms and conditions which are no more favorable in any material respect to the GEI Parties than as stated in the Tag-Along Notice and only if such Tag-Along Sale occurs on a date within sixty (60) business days of the Tag-Along Sale Date. If such Tag-Along Sale does not occur within such sixty-day period, the Capital Stock that was to be subject to such Tag-Along Sale thereafter shall continue to be subject to all of the provisions of this Article V.

        Section 5.4    Terms of Tag-Along Sale; Cooperation.    Any sales of Capital Stock by a Management Holder as a result of the "Tag-Along Rights" provided under this Article V shall be on the same terms and conditions as the proposed Tag-Along Sale by the GEI Parties. The Management Holders shall cooperate in good faith with the GEI Parties and the Company in connection with the consummation of any Tag-Along Sale, including, without limitation, by executing a document containing representations, warranties, indemnities and agreements as requested by the purchaser in connection with the Tag-Along Sale to the same extent such representations, warranties, indemnities and agreements apply to the GEI Parties; provided, that, notwithstanding the foregoing, the liability for any indemnity obligations of any Management Holder under such document shall be several and not joint and several.

        Section 5.5    Authority to Record Transfer/Delivery of Certificates.    On the Tag-Along Sale Date, each Management Holder, if a participant in the applicable Tag-Along Sale, (a) authorizes the Company (or the Company's transfer agent, if any) to record in the Company's books and records the transfer of all of such Management Holder's Capital Stock included in such Tag-Along Sale which are not represented by one or more certificates, from the Management Holder to the purchaser in the Tag-Along Sale and (b) shall deliver all certificates, if any, which represent Capital Stock owned by such Management Holder included in such Tag-Along Sale, duly endorsed for transfer with signatures guaranteed (if applicable), to the purchaser in the Tag-Along Sale, in the manner and at the address indicated in the Tag-Along Notice, in each case against delivery of the purchase price for such shares. In addition, each Management Holder, if a participant in the applicable Tag-Along Sale, shall take all action as GEI or the purchaser in the Tag-Along Sale shall reasonably request as necessary to vest in the purchaser in the Tag-Along Sale all Capital Stock owned by such Management Holder included in such Tag Along Sale, whether in certificated or uncertificated form, free and clear of all liens, charges and encumbrances of any kind.

        Section 5.6    Exempt Transfers.    The provisions of this Article V shall not apply to (a) any sale of Capital Stock by a GEI Party in a bona fide underwritten offering of Capital Stock pursuant to an effective registration statement under the Act or, if the Capital Stock is listed or traded on the New York Stock Exchange, AMEX or the Nasdaq National Market, any bona fide public distribution of Capital Stock by a GEI Party pursuant to Rule 144 thereunder; (b) any bona fide pledge by a GEI Party of Capital Stock to a commercial bank, savings and loan institution or any other similar lending institution as security for any indebtedness to such lender or any sale upon foreclosure of any such pledge; (c) any transfer, sale or other disposition of Capital Stock by a GEI Party to any other Person controlled directly or indirectly by Leonard Green & Partners, L.P. or any of its Affiliates; provided, that such other Person complies with the provisions of Section 1.1 hereof; (d) any redemption by the Company of its Capital Stock; provided, that such redemption is made pro rata among all holders of the class of Capital Stock being redeemed; or (e) any GEI Distribution (as defined in Article XI).

        Section 5.7    Termination of Tag-Along Rights.    The provisions of this Article V shall expire upon the occurrence of a Public Offering Event.

ARTICLE VI.

DRAG-ALONG SALES

        Section 6.1    Right to Require Sale.    Notwithstanding any other provision of this Agreement, if any GEI Party receives a bona fide arms' length offer in writing from a third Person or third Persons who are not Affiliates of any GEI Party (a "Third Party") (a) to purchase 100% of the shares of Common Stock, Junior Preferred Stock and/or Senior Preferred Stock held by the GEI Parties; (b) to purchase 50% or more of the total outstanding Shares of Common Stock, Junior Preferred Stock and/or Senior Preferred Stock; or (c) to effect a business combination of the Company with such Third Party or the purchase or other acquisition of all or substantially all the assets of the Company by such Third Party (any of the transactions described in clauses (a), (b) and (c), an "Acquisition Proposal"), and any GEI Party desires to accept or cause the Company to accept such Acquisition Proposal, then, upon the demand of GEI, each Management Holder shall be required, as the case may be (x) to sell to such Third Party a number of shares of Common Stock, Junior Preferred Stock and/or Senior Preferred Stock (as applicable), if any, equal to the number of shares (which may be all shares of Common Stock, Junior Preferred Stock and/or Senior Preferred Stock owned by such Management Holder) specified in the applicable Drag-Along Notice (as defined below), for the same consideration and on the same purchase terms and conditions as the GEI Parties have agreed to with such Third Party and (y) to vote all of the Capital Stock beneficially owned by such Management Holder in favor of such Acquisition Proposal and take all other necessary or desirable actions within their control (including, without limitation, by attending meetings in person or by proxy for the purpose of obtaining a quorum, executing written consents in lieu of meetings and refraining from exercising appraisal rights with respect to any such Acquisition Proposal), to cause the approval of such Acquisition Proposal. For the avoidance of doubt, clause (x) above does not require a Management Holder to sell (i) Common Stock unless a GEI Party is selling Common Stock, (ii) Senior Preferred Stock unless a GEI Party is selling Senior Preferred Stock, or (iii) Junior Preferred Stock unless a GEI Party is selling Junior Preferred Stock.

        Section 6.2    Drag-Along Notice.    Prior to consummating any Acquisition Proposal, if GEI elects to exercise the option described in this Article VI, GEI shall provide each Management Holder with written notice (the "Drag-Along Notice") not more than sixty (60) nor less than twenty (20) days prior to the proposed closing date (the "Drag-Along Sale Date") therefor. The Drag-Along Notice shall be accompanied by a copy of any written agreement relating to the Acquisition Proposal and shall set forth, if applicable: (i) the proposed amount and form of consideration to be paid per share of Common Stock, Junior Preferred Stock and/or Senior Preferred Stock, as applicable, and the terms and conditions of payment offered by the Third Party; (ii) the aggregate number of shares of Common Stock, Junior Preferred Stock and/or Senior Preferred Stock, as applicable, held by the GEI Parties as of the close of business on the day prior to the date of the Drag-Along Notice; (iii) the Drag-Along Sale Date; and (iv) confirmation that the Third Party has agreed to purchase the Management Holder's Capital Stock in accordance with the terms hereof.

        Section 6.3    Authority to Record Transfer/Delivery of Certificates.    On the Drag-Along Sale Date, each Management Holder, if a participant in the applicable Drag-Along Sale, (a) authorizes the Company (or the Company's transfer agent, if any) to record in the Company's books and records the transfer of all of such Management Holder's Common Stock, Junior Preferred Stock and/or Senior Preferred Stock, as applicable, included in such Drag-Along Sale which are not represented by one or more certificates, from the Management Holder to the purchaser in the Drag-Along Sale and (b) shall deliver all certificates, if any, which represent Common Stock, Junior Preferred Stock and/or Senior Preferred Stock, as applicable, owned by such Management Holder included in such Drag-Along Sale, duly endorsed for transfer with signatures guaranteed, to the purchaser in the Drag-Along Sale, in the manner and at the address indicated in the Drag-Along Notice, in each case against delivery of the purchase price for such shares. In addition, each Management Holder, if a participant in the applicable Drag-Along Sale, shall take all action as GEI or the purchaser in the Drag-Along Sale shall request as necessary to vest in the purchaser in the Drag-Along Sale all Common Stock, Junior Preferred Stock and/or Senior Preferred Stock, as applicable, owned by such Management Holder included in such Drag Along Sale, whether in certificated or uncertificated form, free and clear of all liens, charges and encumbrances of any kind.

        Section 6.4    Consideration.    The provisions of this Article VI shall apply regardless of the form of consideration received in the Drag-Along Sale.

        Section 6.5    Cooperation.    The Management Holders shall cooperate in good faith with the GEI Parties in connection with the consummation of the Drag-Along Sale, including, without limitation, by executing a document containing representations, warranties, indemnities and agreements as requested by any Third Party in connection with the Drag-Along Sale to the same extent such representations, warranties, indemnities and agreements apply to the GEI Parties; provided, that, notwithstanding the foregoing, the liability for any indemnity obligations of any Management Holder under such document shall be several and not joint and several.

        Section 6.6    Termination of Drag-Along Rights.    The provisions of this Article VI shall expire upon the occurrence of a Public Offering Event.

ARTICLE VII.

REGISTRATION RIGHTS

        Section 7.1    Definitions.    For purposes of this Agreement:

        (a)   "Commission" means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

        (b)   "Company Securities" means Other Securities sought to be included in a registration for the Company's account.

        (c)   "Exchange Act" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated by the Commission thereunder.

        (d)   "GEI Transferee" means any Person to whom GEI has transferred Registrable Securities together with the right to exercise one or more Demands pursuant to Section 7.2 and/or to participate in registrations effected by the Company pursuant to Section 7.3.

        (e)   "Holders" means GEI, the GEI Transferees, the Management Holders and their Permitted Transferees.

        (f)    "Other Securities" means securities of the Company sought to be included in a registration other than Registrable Securities.

        (g)   "Public Offering Event" means the first date after which the Company has completed one or more public offerings of Common Stock in an aggregate offering amount of at least fifty million dollars ($50,000,000) or as a result of which at least fifteen percent (15%) of the Common Stock (after giving effect to such offerings) is publicly traded.

        (h)   "Registrable Securities" means shares of Capital Stock and other securities described in Section 4.2 owned by any Holder.

        (i)    "Registration Expenses" means any and all expenses incident to performance of or compliance with any registration of securities pursuant to this Article VII, including, without limitation, (i) the fees, disbursements and expenses of the Company's counsel and accountants; (ii) all expenses, including filing fees, in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to any underwriters and dealers; (iii) the cost of printing or producing any underwriting agreements and blue sky or legal investment memoranda and any other documents in connection with the offering, sale or delivery of the securities to be disposed of; (iv) all expenses in connection with the qualification of the securities to be disposed of for offering and sale under state securities laws, including the fees and disbursements of counsel for the underwriters and the Selling Holders in connection with such qualification and in connection with any blue sky and legal investment surveys; (v) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. ("NASD") of the terms of the sale of the securities to be disposed of; (vi) transfer agents' and registrars' fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering; (vii) all security engraving and security printing expenses; (viii) all fees and expenses payable in connection with the listing of the securities on any securities exchange or automated interdealer quotation system or the rating of such securities; (ix) all expenses with respect to road shows that the Company is obligated to pay pursuant to Section 7.7(p); (x) the reasonable fees and expenses of one counsel for GEI and the other holders of Registrable Securities incurred in connection with any registration hereunder, such counsel to be selected by GEI (or, if GEI is not a Selling Holder, by the two Selling Holders who have requested the largest number of shares of Common Stock to be included in the registration (or, if no shares of Common Stock are to be included in the registration, the largest number of other Registrable Securities); provided, that selection of such counsel shall be reasonably satisfactory to the Company); and (xi) any other fees and disbursements of underwriters customarily paid by the sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any (which underwriting discounts and commissions and transfer taxes shall be borne by each participant in a particular offering and, if selling securities in such offering, the Company, pro rata in accordance with the total amount of securities sold in such offering by each such Person in accordance with Section 7.6).

        (j)    "Selling Holders" means, with respect to any registration statement, any Holder whose Registrable Securities are included therein.

        (k)   "Shelf Underwritten Offering" means an underwritten offering of Registrable Securities by a Holder pursuant to a take-down from a Shelf Registration Statement in accordance with Section 7.4(e).

        Section 7.2    GEI Demand Rights.    (a) Subject to the terms and conditions of this Agreement, upon written notice by GEI (a "Demand") at any time requesting that the Company effect the registration (a "Demand Registration") under the Securities Act of any or all of the Registrable Securities held by GEI, which Demand shall specify the number and type of such Registrable Securities to be registered and the intended method or methods of disposition of such Registrable Securities, the Company shall use its best efforts to effect the registration under the Securities Act and applicable state securities laws of such Registrable Securities for disposition in accordance with the intended method or methods of disposition stated in such Demand. There shall be no limit to the number of occasions on which GEI may make Demands, including with respect to requests for the filing of a Shelf Registration Statement. In connection with the Transfer of Registrable Securities to any Person, GEI may assign (subject to such limitations or qualifications as GEI may determine) (x) the right to exercise any number of Demands pursuant to this Section 7.2(a) and (y) the right to participate in any registration pursuant to the terms of Section 7.3. In the event of any such assignment, references to GEI in this Section 7.2(a) and in Section 7.4(a) shall be deemed to refer to the GEI Transferee, as appropriate. GEI shall give prompt written notice of any such assignment to the Company.

        (b)    Company Blackout Rights.    (i) With respect to any registration statement filed, or to be filed, pursuant to this Section 7.2, if (A) the Company determines in good faith that such registration would cause the Company to disclose material non-public information which disclosure (x) would be required to be made in any registration statement so that such registration statement would not be materially misleading, (y) would not be required to be made at such time but for the filing or effectiveness of such registration statement and (z) would be materially detrimental to the Company or would materially interfere with any material financing, acquisition, corporate reorganization or merger involving the Company and any of its subsidiaries and that, as a result of such potential disclosure or interference, it is in the best interests of the Company to defer the filing or effectiveness of such registration statement at such time, and (B) the Company promptly furnishes to GEI and any other Selling Holders a certificate signed by the chief executive officer of the Company to that effect, then the Company shall have the right to defer such filing or effectiveness for the period necessary, as determined by the Board of Directors of the Company in good faith, provided, that such deferral, together with any other deferral or suspension of the Company's obligations under Section 7.2 or Section 7.4, shall not be effected for a period of more than ninety (90) days, in the aggregate, for all such deferrals or suspensions over any twelve-month period. The Company shall promptly notify the Selling Holders of the expiration of any period during which it exercised its rights under this Section 7.2(b). The Company agrees that, in the event it exercises its rights under this Section 7.2(b), it shall, as promptly as practicable following the expiration of the applicable deferral period, file or update and use its reasonable best efforts to cause the effectiveness of, as applicable, the applicable deferred registration statement.

        (c)    Fulfillment of Registration Obligations.    Notwithstanding any other provision of this Agreement, a registration requested pursuant to this Section 7.2 shall not be deemed to have been effected (i) unless it has become effective, (ii) if after it has become effective such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason other than a misrepresentation or an omission by GEI or a GEI Transferee and, as a result thereof, the Registrable Securities requested to be registered cannot be completely distributed in accordance with the plan of distribution set forth in the related registration statement; provided, that if such registration is a shelf registration pursuant to Section 7.4, such registration shall be deemed to have been effected if such registration statement remains effective for the period specified in Section 7.4, (iii) if not a shelf registration and the registration does not contemplate an underwritten offering, if it does not remain effective for at least one hundred eighty (180) days (or such shorter period as will terminate when all securities covered by such registration statement have been sold or withdrawn); or if not a shelf registration and such registration statement contemplates an underwritten offering, if it does not remain effective for at least one hundred eighty

(180) days plus such longer period as, in the opinion of counsel for the underwriter or underwriters, a prospectus is required by law to be delivered in connection with the sale of Registrable Securities by an underwriter or dealer or (iv) in the event of an underwritten offering, if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied or waived other than by reason of some wrongful act or omission by GEI or a GEI Transferee.

        Section 7.3    Piggyback Registration Rights.    (a) In the event that the Company at any time proposes or is required to register any of its Capital Stock or any other securities under the Securities Act (including pursuant to Section 7.2 hereof), whether or not for sale for its own account, in a manner that would permit registration of Registrable Securities for sale for cash to the public under the Securities Act, subject to the last sentence of this Section 7.3(a), it shall at each such time give prompt written notice (the "Piggyback Notice") to each Holder of its intention to do so, which Piggyback Notice shall specify the number and class or classes (or type or types) of Registrable Securities to be registered. Upon the written request of any Holder made within fifteen (15) business days after receipt of the Piggyback Notice by such Person (which request shall specify the number of Registrable Securities intended to be disposed of), subject to the other provisions of this Article VII, the Company shall effect, in connection with the registration of such Capital Stock or other securities, the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register; provided, that in no event shall the Company be required to register pursuant to this Section 7.3 any securities of a class or type other than the classes or types described in the Piggyback Notice. Notwithstanding anything to the contrary contained in this Section 7.3, the Company shall not be required to effect any registration of Registrable Securities under this Section 7.3 incidental to the registration of any of its securities on Forms S-4 or S-8 (or any similar or successor form providing for the registration of securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock option or other executive or employee benefit or compensation plans) or any other form that would not be available for registration of Registrable Securities.

        (b)    Determination Not to Effect Registration.    If at any time after giving such Piggyback Notice and prior to the effective date of the registration statement filed in connection with such registration the Company shall determine for any reason (including the withdrawal by any Holder exercising a Demand) not to register the securities originally intended to be included in such registration, the Company may, at its election, give written notice of such determination to the Selling Holders and thereupon the Company shall be relieved of its obligation to register such Registrable Securities in connection with the registration of securities originally intended to be included in such registration, without prejudice, however, to the right of GEI or a GEI Transferee immediately to request that such registration be effected as a registration under Section 7.2 (including a shelf registration under Section 7.4) to the extent permitted thereunder.

        (c)    Cutbacks in Company Offering.    If the registration referred to in the first sentence of Section 7.3(a) is to be an underwritten registration on behalf of the Company, and the lead underwriter or managing underwriter advises the Company in writing (with a copy to each Person participating in such registration) that, in such firm's good faith view, the number of Other Securities and Registrable Securities requested to be included in such registration exceeds the number which can be sold in such offering without being likely to have a significant adverse effect upon the price, timing or distribution of the offering and sale of the Other Securities and Registrable Securities then contemplated, the Company shall include in such registration:

            (i)  first, all Company Securities; and

           (ii)  second, Registrable Securities and Other Securities that are requested to be included in such registration pursuant to this Section 7.3 and the terms of any other registration rights agreement to which the Company is a party that can be sold without having the adverse effect referred to above, pro rata on the basis of the relative number of such Registrable Securities and Other Securities owned by the Persons seeking such registration.

        (d)    Cutbacks in Other Offerings.    If the registration referred to in the first sentence of Section 7.3(a) is to be an underwritten registration other than on behalf of the Company, and the lead underwriter or managing underwriter advises the Persons participating in such registration (with a copy to the Company) that, in such firm's good faith view, the number of Registrable Securities and Other Securities requested to be included in such registration exceeds the number which can be sold in such offering without being likely to have a significant adverse effect upon the price, timing or distribution of the offering and sale of the Registrable Securities and Other Securities then contemplated, the Company shall include in such registration:

            (i)  first, the Other Securities held by any holder thereof with a contractual right to include such Other Securities in such registration prior to any other Person; and

           (ii)  second, Registrable Securities and Other Securities (other than Company Securities) that are requested to be included in such registration pursuant to this Section 7.3 and the terms of any other registration rights agreement to which the Company is a party that can be sold without having the adverse effect referred to above, pro rata on the basis of the relative number of such Registrable Securities and Other Securities owned by the Persons seeking such registration.

        (e)    Expiration.    Notwithstanding any other provision of this Agreement, the right of any Management Holder to participate in a registration pursuant to this Section 7.3 shall expire at such time as all Registrable Securities held by such Management Holder are eligible to be sold to the public pursuant to Rule 144 without limitation as a result of the volume restrictions set forth therein.

        Section 7.4    Shelf Registration.    (a) General; Duration. GEI shall have the right at any time, and from time to time, to request, in connection with delivery of a Demand Notice, that the Company prepare and file with the Commission a "shelf" registration statement (the "Shelf Registration Statement") on the appropriate form for an offering to be made, covering the Registrable Securities requested to be included therein, on a continuous or delayed basis pursuant to Rule 415 under the Securities Act (or any successor rule or similar provision then in effect) in the manner or manners designated by GEI (including, without limitation, one or more underwritten offerings). Subject to Section 7.7(b), the Company shall use its reasonable best efforts to have the Shelf Registration Statement declared effective by the Commission as soon as practicable and to keep such Shelf Registration Statement continuously effective and free of material misstatements or omissions (including the preparation and filing of any amendments and supplements necessary for that purpose) until the earlier of (i) the date on which GEI and all other Holders have consummated the sale of all Registrable Securities registered under the Shelf Registration Statement or (ii) twelve months from the date the Shelf Registration Statement first became effective, subject to extension (A) pursuant to Section 7.4(b)(ii) or (B) for any period of time during which the offering of Registrable Securities pursuant to such Shelf Registration Statement is interfered with by a stop order, injunction or other order or requirement of the Commission or any other governmental agency or court.

        (b)    Company Blackout Rights.

          (i)    Prior to Effectiveness.    With respect to any Shelf Registration Statement filed, or to be filed, pursuant to this Section 7.4, (x) if the Company determines in good faith that such registration would cause the Company to disclose material non-public information which disclosure (i) would be required to be made in any registration statement so that such registration statement would not be materially misleading, (ii) would not be required to be made at such time but for the filing or effectiveness of such registration statement and (iii) would be materially detrimental to the Company or would materially interfere with any material financing, acquisition, corporate reorganization or merger involving the Company and any of its subsidiaries and that, as a result of such potential disclosure or interference, it is in the best interests of the Company to defer the filing or effectiveness of such Shelf Registration Statement at such time, and (y) the Company promptly furnishes to GEI and any other Persons participating in such registration a certificate signed by the chief executive officer of the Company to that effect, then the Company shall have the right to defer such filing or effectiveness, provided, that such deferral, together with any other deferral or suspension of its obligations under Section 7.2 or Section 7.4, shall not be effected for a period of more than ninety (90) days, in the aggregate, for all such deferrals or suspensions over any twelve-month period. The Company shall promptly notify the Selling Management Holders of the expiration of any period during which it exercised its rights under this Section 7.4(b)(i). The Company agrees that, in the event it exercises its rights under this Section 7.4(b)(i), it shall, as promptly as practicable following expiration of the applicable deferral period, file or update and use its reasonable best efforts to cause the effectiveness of, as applicable, the applicable deferred Shelf Registration Statement.

          (ii)    Following Effectiveness.    Following effectiveness of any Shelf Registration Statement pursuant to this Section 7.4, (x) if the Company determines in good faith that the availability of the Shelf Registration Statement for use would cause the Company to disclose material non-public information which disclosure (i) would be required to be made in any registration statement so that such registration statement would not be materially misleading, (ii) would not be required to be made at such time but for the continued use of such registration statement and (iii) would be materially detrimental to the Company or would materially interfere with any material financing, acquisition, corporate reorganization or merger involving the Company or any of its Subsidiaries and that, as a result of such potential disclosure or interference, it is in the best interests of the Company to suspend the use of such Shelf Registration Statement at such time, and (y) the Company promptly furnishes to GEI and each other Person participating in such Shelf Registration Statement a certificate signed by the chief executive officer of the Company to that effect, then the Company shall have the right to suspend the use of such Shelf Registration Statement, provided, that such suspension, together with any other suspension or deferral of its obligations under Section 7.2 or Section 7.4, shall not be effected for a period of more than ninety (90) days, in the aggregate, for all such suspensions or deferrals over any twelve-month period. The Company agrees that, in the event it exercises its rights under this Section 7.4(b)(ii), it shall, as promptly as practicable following expiration of the applicable suspension period, update the suspended Shelf Registration Statement as may be necessary to permit the Selling Holders to resume use thereof in connection with the offer and sale of their Registrable Securities in accordance with applicable law. The minimum period of time during which the applicable Shelf Registration Statement must remain effective pursuant to Section 7.4(a) shall be extended by the number of days during the period from and including the date of delivery to GEI and the Selling Holders of the certificate contemplated by the first sentence of this Section 7.4(b)(ii) and ending on the date that the Company gives notice as provided herein that such suspension has ended.

        (c)    Supplements and Amendments.    The Company agrees, if necessary, to supplement or amend the Shelf Registration Statement, as required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or as otherwise required by this Agreement, and shall use its reasonable best efforts to have such supplements and amendments declared effective, if required, as soon as practicable after filing.

        (d)    Fulfillment of Registration Obligations.    A registration will not be deemed to have been effected pursuant to a Shelf Registration Statement unless (x) the provisions of Section 7.2(c) and 7.4(a) are fulfilled with respect to such Shelf Registration Statement and (y) the Shelf Registration Statement with respect thereto has remained effective for the minimum period of time required by Section 7.4(a), as extended as provided in Section 7.4(a).

        (e)    Shelf Underwritten Offerings.    At any time that a Shelf Registration Statement is effective, if GEI or a GEI Transferee delivers a notice to the Company (a "Shelf Underwriting Notice") stating that it intends to effect a Shelf Underwritten Offering of all or part of its Registrable Securities included by it on the Shelf Registration Statement and stating the aggregate offering price and/or number of the Registrable Securities to be included in the Shelf Underwritten Offering, then the Company shall amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Underwritten Offering (taking into account the inclusion of Registrable Securities and Other Securities by any Holders or holders of Other Securities pursuant to this Section 7.4(e) or the terms of any other registration rights agreement to which the Company may be a party). In connection with any Shelf Underwritten Offering:

            (i)  the Company shall deliver a copy of the Shelf Underwriting Notice to all Holders and permit each such Holder to include its Registrable Securities on the Shelf Registration Statement in the Shelf Underwritten Offering if such Holder seeking to so include Registrable Securities notifies GEI and the Company of such request, specifying the aggregate amount of Registrable Securities to be included, within five business days after receipt of the Shelf Underwriting Notice thereby; provided, that in no event shall the Company be required to include pursuant to this Section 7.4(e) any securities of a class or type other than the classes or types described in the Shelf Underwriting Notice; and

           (ii)  if the lead or managing underwriter of a proposed Shelf Underwritten Offering informs in writing GEI and the other Holders participating in such offering (with a copy to the Company) that, in its good faith view, the number of securities of such class requested to be included in such offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the offering and sale of the Registrable Securities and Other Securities to be sold in such offering, then (A) the number of Registrable Securities and Other Securities which will be included in the Shelf Underwritten Offering shall only be that number which, in the good faith opinion of such lead or managing underwriter, can be included without being likely to have a significant adverse effect on the price, timing or distribution of the offering and the sale of the Registrable Securities and Other Securities then contemplated, and (2) each Holder shall be entitled to include Registrable Securities or Other Securities in the Shelf Underwritten Offering in the manner set forth in Section 7.3(d) with respect to allocations in a requested registration.

        Section 7.5    Selection of Underwriters.    In the event that any registration pursuant to Section 7.2 or offering under a registration pursuant to Section 7.4 shall involve, in whole or in part, an underwritten offering, GEI shall have the right to designate the underwriter or underwriters (or, if GEI is not a Selling Holder, the two Selling Holders who have requested the largest number of shares of Common Stock to be included in the registration (or, if no shares of Common Stock are to be included in the registration, the largest number of other Registrable Securities) shall have such right; provided, that selection of such underwriters shall be reasonably satisfactory to the Company).

        Section 7.6    Withdrawal Rights; Expenses.    (a) A Holder may withdraw all or any part of its Registrable Securities from any registration (including a registration effected pursuant to Section 7.2) by giving written notice to the Company of its request to withdraw at any time. Except in the case of a withdrawal of Registrable Securities made within thirty (30) days of receipt by such Holder of a certificate or notice from the Company that it will defer the filing or effectiveness of a registration statement pursuant to Section 7.2(b) or Section 7.4(b), the Company shall be entitled to reimbursement for any Commission registration fees incurred by the Company in connection with the registration of the Registrable Securities so withdrawn (unless such registration fees can be used in connection with the registration of other securities by the Company, including in connection with a future registration). In the case of a withdrawal prior to the effective date of a registration statement, any Registrable

Securities so withdrawn shall be reallocated among the remaining participants in accordance with the applicable provisions of this Agreement.

        (b)   Except as provided herein, the Company shall pay all Registration Expenses with respect to a particular offering (or proposed offering). Except as provided herein each Holder and the Company shall be responsible for its own fees and expenses of counsel and financial advisors and their internal administrative and similar costs, as well as their respective pro rata shares of underwriters' commissions and discounts, which shall not constitute Registration Expenses.

        Section 7.7    Registration and Qualification.    If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in this Article VII, the Company shall as promptly as practicable:

        (a)    Registration Statement.    Prepare and file a registration statement under the Securities Act relating to the Registrable Securities to be offered and use its reasonable best efforts to cause such registration statement to become effective as promptly as practicable thereafter; furnish to the lead underwriter or underwriters, if any, and to the Holders who have requested that Registrable Securities be covered by such registration statement, prior to the filing thereof with the Commission, a copy of the registration statement, and each amendment thereof, and a copy of any prospectus, and each amendment or supplement thereto (excluding amendments caused by the filing of a report under the Exchange Act), and shall use its reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as such Persons reasonably may on a timely basis propose;

        (b)    Amendments; Supplements.    Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be (i) reasonably requested by any Selling Holder (to the extent such request relates to information relating to such Selling Holder), or (ii) necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities until the earlier of (A) such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition set forth in such registration statement and (B) if a shelf registration, the expiration of the applicable period specified in Section 7.4(a) and, if not a shelf registration, the applicable period specified in Section 7.2(c)(iii); provided, that any such required period provided for in Section 7.4(a) or this 7.7(b) shall be extended for such number of days (x) during any period from and including the date any written notice contemplated by paragraph (f) below is given by the Company until the date on which the Company delivers to the Selling Holders the supplement or amendment contemplated by paragraph (f) below or written notice that the use of the prospectus may be resumed, as the case may be, and (y) during which the offering of Registrable Securities pursuant to such registration statement is interfered with by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court or by actions taken by the Company pursuant to Section 7.4(b)(ii); provided, further, that the Company will have no obligation to a Selling Holder participating on a "piggyback" basis in a registration statement that has become effective to keep such registration statement effective for a period beyond one hundred twenty (120) days from the effective date of such registration statement.

        (c)    Copies.    Furnish to the Selling Holders and to any underwriter of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as such Selling Holders or such underwriter may reasonably request, and upon request a copy of any and all transmittal letters or other correspondence to or received from, the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering;

        (d)    Blue Sky.    Use its reasonable best efforts to register or qualify all Registrable Securities covered by such registration statement under the securities or blue sky laws of such U.S. jurisdictions as any Selling Holder or any underwriter of such Registrable Securities shall request, and use its reasonable best efforts to obtain all appropriate registrations, permits and consents in connection therewith, and do any and all other acts and things which may be necessary or advisable to enable the Selling Holders or any such underwriter to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement; provided, that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any such jurisdiction wherein it is not so qualified or to consent to general service of process in any such jurisdiction;

        (e)    Delivery of Certain Documents.    (i) Furnish to each Selling Holder and to any underwriter of such Registrable Securities an opinion of counsel for the Company (which opinion (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, or, in the case of a non-underwritten offering, to the Selling Holders) addressed to each Selling Holder and any underwriter of such Registrable Securities and dated the date of the closing under the underwriting agreement (if any) (or if such offering is not underwritten, dated the effective date of the applicable registration statement) covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings, (ii) furnish to each Selling Holder and any underwriter of such Registrable Securities a "cold comfort" and "bring-down" letter addressed to each Selling Holder and any underwriter of such Registrable Securities and signed by the independent public accountants who have audited the financial statements of the Company included in such registration statement, in each such case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as any Selling Holder may reasonably request and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements and (iii) cause such authorized officers of the Company to execute customary certificates as may be requested by any Selling Holder or any underwriter of such Registrable Securities;

        (f)    Notification of Certain Events; Corrections.    Promptly notify the Selling Holders and any underwriter of such Registrable Securities in writing (i) of the occurrence of any event as a result of which the registration statement or the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) of any request by the Commission or any other regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or other document relating to such offering, and (iii) if for any other reason it shall be necessary to amend or supplement such registration statement or prospectus in order to comply with the Securities Act and, in any such case as promptly as reasonably practicable thereafter, prepare and file with the Commission an amendment or supplement to such registration statement or prospectus which will correct such statement or omission or effect such compliance;

        (g)    Notice of Effectiveness.    Notify the Selling Holders and the lead underwriter or underwriters, if any, and (if requested) confirm such advice in writing, as promptly as reasonably practicable after notice thereof is received by the Company (i) when the applicable registration statement or any amendment thereto has been filed or becomes effective and when the applicable prospectus or any amendment or supplement thereto has been filed, (ii) of any written comments by the Commission, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or any order preventing or suspending the use of any preliminary or final prospectus or the initiation or threat of any proceedings for such purposes and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threat of any proceeding for such purpose;

        (h)    Stop Orders.    Use its reasonable best efforts to prevent the entry of, and use its reasonable best efforts to obtain as promptly as reasonably practicable the withdrawal of, any stop order with respect to the applicable registration statement or other order suspending the use of any preliminary or final prospectus;

        (i)    Plan of Distribution.    Promptly incorporate in a prospectus supplement or post-effective amendment to the applicable registration statement such information as the lead underwriter or underwriters, if any, and the Selling Holders holding a majority of each class of Registrable Securities being sold agree (with respect to the relevant class) should be included therein relating to the plan of distribution with respect to such class of Registrable Securities; and make all required filings of such prospectus supplement or post-effective amendment as promptly as reasonably practicable after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

        (j)    Other Filings.    Use its reasonable best efforts to cause the Registrable Securities covered by the applicable registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

        (k)    NASD Compliance.    Cooperate with each Selling Holder and each underwriter or agent, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD;

        (l)    Shelf Amendments.    Upon the request of any Selling Holder, promptly amend any Shelf Registration Statement or take such other action as may be necessary to de-register, remove or withdraw all or a portion of the Selling Holder's Registrable Securities from a Shelf Registration Statement, as requested by such Selling Holder;

        (m)    Listing.    Use its reasonable best efforts to cause all such Registrable Securities registered pursuant to such registration to be listed and remain on each securities exchange and automated interdealer quotation system on which identical securities issued by the Company are then listed;

        (n)    Transfer Agent; Registrar; CUSIP Number.    Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of the applicable registration statement;

        (o)    Compliance; Earnings Statement.    Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to the public, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the applicable registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

        (p)    Road Shows.    To the extent reasonably requested by the lead or managing underwriters in connection with an underwritten offering pursuant to Section 7.2 (including a Shelf Underwritten Offering pursuant to Section 7.4), send appropriate officers of the Company to attend any "road shows" scheduled in connection with any such underwritten offering, with all out-of-pocket costs and expenses incurred by the Company or such officers in connection with such attendance to be paid by the Company;

        (q)    Stock Certificates.    Unless the relevant securities are issued in book-entry form, furnish for delivery in connection with the closing of any offering of Registrable Securities pursuant to a registration effected pursuant to this Article VII unlegended certificates representing ownership of the Registrable Securities being sold in such denominations as shall be requested by any Selling Holder or the underwriters of such Registrable Securities (it being understood that the Selling Holders will use their reasonable best efforts to arrange for delivery to the Depository Trust Company); and

        (r)    Best Efforts.    Use its reasonable best efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby.

        Section 7.8    Underwriting; Due Diligence.    (a) If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a registration requested under this Article VII, the Company shall enter into an underwriting agreement with such underwriters for such offering, which agreement will contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements generally with respect to secondary distributions to the extent relevant, including, without limitation, indemnification and contribution provisions substantially to the effect and to the extent provided in Section 7.9, and agreements as to the provision of opinions of counsel and accountants' letters to the effect and to the extent provided in Section 7.7(e). The Selling Holders on whose behalf the Registrable Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement, and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of such Selling Holders and the conditions precedent to the obligations of such underwriters under such underwriting agreement shall also be conditions precedent to the obligations of such Selling Holders to the extent applicable. Subject to the following sentence, such underwriting agreement shall also contain such representations and warranties by such Selling Holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, when relevant. No Selling Holder shall be required in any such underwriting agreement or related documents to make any representations or warranties to or agreements with the Company or the underwriters other than customary representations, warranties or agreements regarding such Selling Holder's title to Registrable Securities and any written information provided by the Selling Holder to the Company expressly for inclusion in the related registration statement.

        (b)   In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act pursuant to this Article VII, the Company shall make available upon reasonable notice at reasonable times and for reasonable periods for inspection by each Selling Holder, by any managing underwriter or underwriters participating in any disposition to be effected pursuant to such registration statement, and by any attorney, accountant or other agent retained by any Selling Holder or any managing underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees and the independent public accountants who have certified the Company's financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such Selling Holders, managing underwriters, attorneys, accountants or agents in connection with such registration statement as shall be necessary to enable them to exercise their due diligence responsibility (subject to entry by each party referred to in this clause (b) into customary confidentiality agreements in a form reasonably acceptable to the Company);

        (c)   In the case of an underwritten offering requested by GEI or a GEI Transferee pursuant to Section 7.2 or Section 7.4, the price, underwriting discount and other financial terms for the Registrable Securities of the related underwriting agreement shall be determined by GEI or such GEI Transferee. In the case of any underwritten offering of securities by the Company pursuant to Section 7.3, such price, discount and other terms shall be determined by the Company, subject to the right of Selling Holders to withdraw their Registrable Securities from the registration pursuant to 7.3(b)(ii).

        (d)   Subject to Section 7.8(a), no Person may participate in an underwritten offering unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, underwriting agreement and other documents reasonably required under the terms of such underwriting arrangements.

        Section 7.9    Indemnification and Contribution.

        (a)    Indemnification by the Company.    In the case of each offering of Registrable Securities made pursuant to this Article VII, the Company agrees to indemnify and hold harmless, to the extent permitted by law, each Selling Holder, each underwriter of Registrable Securities so offered and each Person, if any, who controls or is alleged to control (within the meaning set forth in the Securities Act) any of the foregoing Persons, the Affiliates of each of the foregoing, and the officers, directors, partners, employees and agents of each of the foregoing, against any and all losses, liabilities, costs (including reasonable attorney's fees and disbursements), claims and damages, joint or several, to which they or any of them may become subject, under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, insofar as such losses, liabilities, costs, claims and damages (or actions or proceedings in respect thereof, whether or not such indemnified Person is a party thereto) arise out of or are based upon any untrue statement by the Company or alleged untrue statement by the Company of a material fact contained in the registration statement (or in any preliminary, final or summary prospectus included therein) or in any offering memorandum or other offering document relating to the offering and sale of such Registrable Securities prepared by the Company or at its direction, or any amendment thereof or supplement thereto, or in any document incorporated by reference therein, or any omission by the Company or alleged omission by the Company to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that the Company shall not be liable to any Person in any such case to the extent that any such loss, liability, cost, claim or damage arises out of or relates to any untrue statement or alleged untrue statement, or any omission, if such statement or omission shall have been made in reliance upon and in conformity with information relating to such Person furnished in writing to the Company by or on behalf of such Person expressly for inclusion in the registration statement (or in any preliminary, final or summary prospectus included therein), offering memorandum or other offering document, or any amendment thereof or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Person, Selling Holder, or any underwriter and shall survive the transfer of such securities.

        (b)    Indemnification by Selling Holders.    In the case of each offering made pursuant to this Agreement, each Selling Holder, by exercising its registration rights hereunder, agrees to indemnify and hold harmless, to the extent permitted by law, the Company, each other Selling Holder, and each Person, if any, who controls or is alleged to control (within the meaning set forth in the Securities Act) any of the foregoing, any Affiliate of any of the foregoing, and the officers, directors, partners, employees and agents of each of the foregoing, against any and all losses, liabilities, costs (including reasonable attorney's fees and disbursements), claims and damages to which they or any of them may become subject, under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, insofar as such losses, liabilities, costs, claims and damages (or actions or proceedings in respect thereof, whether or not such indemnified Person is a party thereto) arise out of or are based upon any untrue statement made by such Selling Holder of a material fact contained in the registration statement (or in any preliminary, final or summary prospectus included therein) relating to the offering and sale of such Registrable Securities prepared by the Company or at its direction, or any amendment thereof or supplement thereto, or any omission by such Selling Holder of a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading, but in each case only to the extent that such untrue statement of a material fact is contained in, or such material fact is omitted from, information relating to such Selling Holder furnished in writing to the Company by or on behalf of such Selling Holder expressly for inclusion in such registration statement (or in any preliminary, final or summary prospectus included therein), or any amendment thereof or supplement thereto. The liability of any Selling Holder hereunder shall be several and not joint and in no event shall the liability of any Selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Selling Holder under the sale of the Registrable Securities giving rise to such indemnification obligation.

        (c)    Indemnification Procedures.    Each party entitled to indemnification under this Section 7.9 shall give notice to the party required to provide indemnification promptly after such indemnified party has actual knowledge that a claim is to be made against the indemnified party as to which indemnity may be sought, and shall permit the indemnifying party to assume the defense of such claim or litigation resulting therefrom and any related settlement and settlement negotiations, subject to the limitations on settlement set forth below; provided, that counsel for the indemnifying party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the indemnified party (whose approval shall not unreasonably be withheld), and the indemnified party may participate in such defense at such party's expense; and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 7.9, except to the extent the indemnifying party is actually prejudiced by such failure to give notice. Notwithstanding the foregoing, an indemnified party shall have the right to retain separate counsel, with the reasonable fees and expenses of such counsel being paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel or if the indemnifying party has failed to assume the defense of such action. No indemnified party shall enter into any settlement of any litigation commenced or threatened with respect to which indemnification is or may be sought without the prior written consent of the indemnifying party (such consent not to be unreasonably withheld). No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release, reasonably satisfactory to the indemnified party, from all liability in respect to such claim or litigation. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

        (d)    Contribution.    If the indemnification provided for in this Section 7.9 shall for any reason be unavailable (other than in accordance with its terms) to an indemnified party in respect of any loss, liability, cost, claim or damage referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, cost, claim or damage in such proportion as shall be appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other with respect to the statements or omissions which resulted in such loss, liability, cost, claim or damage as well as any other relevant equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the indemnifying party on the one hand or the indemnified party on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the loss, cost, claim, damage or liability, or action in respect thereof, referred to above in this paragraph (d) shall be deemed to include, for purposes of this paragraph (d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 7.9(d) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 7.9(d) to contribute any amount in excess of the amount by which the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the losses of the indemnified parties relate exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.9(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in this Section.

        (e)    Indemnification/Contribution under State Law.    Indemnification and contribution similar to that specified in the preceding paragraphs of this Section 7.9 (with appropriate modifications) shall be given by the Company and the Selling Holders and underwriters with respect to any required registration or other qualification of securities under any state law or regulation or governmental authority.

        (f)    Obligations Not Exclusive.    The obligations of the parties under this Section 7.9 shall be in addition to any liability which any party may otherwise have to any other Person.

        (g)    Survival.    For the avoidance of doubt, the provisions of this Section 7.9 shall survive any termination of this Agreement.

        Section 7.10    Cooperation; Information by Selling Holder.    (a) It shall be a condition of each Selling Holder's rights under this Article VII that such Selling Holder cooperate with the Company by entering into any undertakings and taking such other action relating to the conduct of the proposed offering which the Company or the underwriters may reasonably request as being necessary to insure compliance with federal and state securities laws and the rules or other requirements of the NASD or which are otherwise customary and the Company or the underwriters may reasonably request to effectuate the offering.

        (b)   Each Selling Holder shall furnish to the Company such information regarding such Selling Holder and the distribution proposed by such Selling Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Article VII. The Company shall have the right to exclude from the registration any Selling Holder that does not comply with this Section 7.10.

        (c)   At such time as an underwriting agreement with respect to a particular underwriting is entered into, the terms of any such underwriting agreement shall govern with respect to the matters set forth therein to the extent inconsistent with this Article VII; provided, however, that the indemnification provisions of such underwriting agreement as they relate to the Selling Holders are customary for registrations of the type then proposed and provide for indemnification by such Selling Holders only with respect to written information furnished by such Selling Holders.

        Section 7.11    Rule 144 and Rule 145.    Following a Public Offering Event, the Company shall use its reasonable best efforts to ensure that the conditions to the availability of Rule 144 and Rule 145 set forth in paragraph (c) of Rule 144 shall be satisfied. The Company agrees to use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, at any time after it has become subject to such reporting requirements. Upon the request of GEI or any Management Investor for so long as such information is a necessary element of such Person's ability to avail itself of Rule 144 or Rule 145, the Company will deliver to such Person (i) a written statement as to whether it has complied with such requirements and (ii) a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Person may reasonably request in availing itself of any rule or regulation of the Commission allowing such Person to sell any such securities without registration.

        Section 7.12    Holdback Agreement.    Each of the Company and each Holder of Registrable Securities (whether or not such Registrable Securities are covered by a registration statement filed pursuant to Section 7.2 or 7.3 hereof) agrees, if requested (pursuant to a timely written notice) by the managing underwriter or underwriters in an underwritten offering, not to effect any public sale or distribution of any of the Registrable Securities, including a sale pursuant to Rule 144 (except as part of such underwritten offering), during the period beginning ten (10) days prior to, and ending ninety (90) days after, the closing date of the underwritten offering made pursuant to such registration statement. The foregoing provisions shall not apply to the Company or any other Person if such Person is prevented by applicable statute or regulation from entering into any such agreement; provided, however, that any such Person shall undertake not to effect any public sale or distribution of the class of securities covered by such registration statement (except as part of the underwritten offering) during such period unless it has provided sixty (60) days' prior written notice of such sale or distribution to the managing underwriter.

        Section 7.13    Suspension of Sales.    Each Selling Holder participating in a registration agrees that, upon receipt of notice from the Company pursuant to Section 7.7(f), such Selling Holder will discontinue disposition of its Registrable Securities pursuant to such registration statement until receipt of the copies of the supplemented or amended prospectus contemplated by Section 7.7(f), or until advised in writing by the Company that the use of the prospectus may be resumed, as the case may be, and, if so directed by the Company, such Selling Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Selling Holder's possession, of the prospectus covering such Registrable Securities which are current at the time of the receipt of the notice of the event described in Section 7.7(f).

        Section 7.14    Participation of LLC.    Notwithstanding any provision of this Agreement to the contrary, at the election of GEI, LLC may participate in any Demand Registration pursuant to Section 7.2 or piggyback registration pursuant to Section 7.3 on a pro rata basis or such other basis as GEI shall determine; provided, that LLC shall comply with the terms and conditions of this Article VII as if it were a GEI Transferee.

ARTICLE VIII.

NOTICES

        All notices or other communications under this Agreement shall be given in writing and shall be deemed duly given and received on the third full business day following the day of the mailing thereof by registered or certified mail or when delivered personally or sent by facsimile transmission as follows:

           (ii)  if to the Company, at its principal executive offices at the time of the giving of such notice, or at such other place as the Company shall have designated by notice as herein provided to GEI and the other Holders, Attention: Chief Executive Officer;

          (iii)  if to a Management Investor, at the address of the Management Investor as it appears on the signature page hereto or at such other place as the Management Investor shall have designated by notice as herein provided to the Company and GEI;

          (iv)  if to any Holder other than a Management Investor, at the address of such Holder as set forth in the stock records of the Company or at such other place as such Holder shall have designated by notice as herein provided to the Company and GEI; and

           (v)  if to any GEI Party, to:

      Green Equity Investors IV, L.P.
      11111 Santa Monica Boulevard
      Suite 2000
      Los Angeles, CA 90025
      Attention: John M. Baumer
      Facsimile No.: 310-954-0404

      with a copy to:

      Latham & Watkins LLP
      885 Third Avenue
      New York, New York 10022
      Attention: Howard A. Sobel, Esq.
      Facsimile No.: 212-751-4864

      or at such other place as GEI shall have designated by notice as herein provided to the Company and the Holders.

ARTICLE IX.

SPECIFIC PERFORMANCE

        Due to the fact that the securities of the Company cannot be readily purchased or sold in the open market and for other reasons, the parties will be irreparably damaged in the event that this Agreement is not specifically enforced. In the event of a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any of the parties hereto, the other parties shall, in addition to all other remedies, be entitled (without any bond or other security being required) to a temporary and/or permanent injunction, without showing any actual damage or that monetary damages would not provide an adequate remedy, and/or a decree for specific performance, in accordance with the provisions hereof.

ARTICLE X.

MISCELLANEOUS.

        Section 10.1    Entire Agreement; Amendments.    This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except by a written agreement signed by the Company, GEI and the other Holders from time to time party hereto; provided, however, that any of the provisions of this Agreement may be modified, amended or eliminated by agreement of the Company, GEI and a majority in interest (on the basis of the number of shares of Common Stock then owned) of all other Holders (other than LLC, all GEI Transferees and all Affiliates of GEI), which agreement shall bind each Holder whether or not such Holder has agreed thereto; provided further, however, that any such modification, amendment, or elimination of provisions of this Agreement shall treat all similarly situated Holders in the same manner, unless any Holder not so treated consents to such amendment, modification or elimination of provisions. Anything in this Agreement to the contrary notwithstanding, any modification or amendment of this Agreement by a written agreement signed by, or binding upon, any Holder shall be valid and binding upon any and all persons or entities who may, at any time, have or claim any rights under or pursuant to this Agreement in respect of Capital Stock acquired from such Holder. Nothing in this Section 10.1 shall be deemed to limit the ability of GEI to assign its rights hereunder in the manner contemplated hereby.

        Section 10.2    No Waiver.    No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature. Anything in this Agreement to the contrary notwithstanding, any waiver, consent or other instrument under or pursuant to this Agreement signed by, or binding upon, any party shall be valid and binding upon any and all Persons (other than the Company, GEI, LLC, any GEI Transferee or any Affiliate of GEI) who may, at any time, have or claim any rights under or pursuant to this Agreement in respect of Capital Stock acquired from such party.

        Section 10.3    Successors and Assigns.    Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the Company, the GEI Parties, the other Holders and their respective heirs, personal representatives, successors and assigns; provided, however, that nothing contained herein shall be construed as granting to any Holder the right to transfer any Capital Stock except in accordance with this Agreement.

        Section 10.4    Severability.    If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

        Section 10.5    Arbitration.    Except as set forth in Article IX, arbitration shall be the exclusive remedy for resolving any dispute or controversy between or among the Company, any of its subsidiaries, any GEI Party, any Management Investor and any other Holder. Such arbitration shall be conducted in accordance with the then most applicable rules of the American Arbitration Association. The arbitrator shall be empowered to grant only such relief as would be available in a court of law. In the event of any conflict between this Agreement and the rules of the American Arbitration Association, the provisions of this Agreement shall be determinative. If the parties are unable to agree upon an arbitrator, they shall select a single arbitrator from a list of seven arbitrators designated by the office of the American Arbitration Association having responsibility for the city in which the Company has its executive office, all of whom shall be retired judges who are actively involved in hearing private cases or members of the National Academy of Arbitrators. If the parties are unable to agree upon an arbitrator from such list, they shall each strike names alternatively from the list, with the first to strike being determined by lot. After each party has used three strikes, the remaining name on the list shall be the arbitrator. The fees and expenses of the arbitrator shall initially be borne equally by the parties; provided, however, that each party shall initially be responsible for the fees and expenses of its own representatives and witnesses. If the parties cannot agree upon a location for the arbitration, the arbitrator shall determine the location. Judgment may be entered on the award of the arbitrator in any court having jurisdiction. The prevailing party in the arbitration proceeding, as determined by the arbitrator, and in any enforcement or other court proceedings, shall be entitled to the extent provided by law to reimbursement from the other party for all of the prevailing party's costs (including, but not limited to, the arbitrator's compensation), expenses and reasonable attorneys' fees.

        Section 10.6    Litigation Expenses.    Should any party to this Agreement be required to commence any litigation concerning any provision of this Agreement or the rights and duties of the parties hereunder, the prevailing party in such proceeding shall be entitled, in addition to such other relief as may be granted, to the reasonable attorneys' fees and court costs incurred by reason of such litigation.

        Section 10.7    Headings; Interpretation.    The Article and Section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections. Words in the singular shall be read and construed as though in the plural and words in the plural shall be read and construed as though in the singular in all cases where they would so apply.

        Section 10.8    Business Day.    For purposes of this Agreement, "business day" means any day other than Saturday, Sunday or a day on which banks are authorized by law to be closed in New York, NY or Chicago, IL. In the event any deadline for the taking of any action or delivery of any notice hereunder falls on a day which is not a business day, then such deadline shall be deemed to be extended until 5:00 p.m. New York City time on the next business day.

        Section 10.9    Further Actions.    Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

        Section 10.10    Spouse.    Each Management Investor represents, severally and not jointly, that, if such Management Investor is married and resides in a community property state, his or her spouse has signed the Acknowledgment and Agreement of Spouse relating to the Management Investor at the end of this Agreement.

        Section 10.11    Counterparts.    This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original.

        Section 10.12    Jurisdiction.    The Company, the Management Investors the GEI Parties and each other Holder hereby irrevocably and unconditionally consents to the jurisdiction of any Delaware State court or federal court of the United States sitting in the State of Delaware in any action or proceeding relating to this Agreement and consents to service of process in connection therewith by the delivery of notice to such Person's or Holder's address at the address for notices to such Person pursuant to this Agreement.

        Section 10.13    Governing Law.    This Agreement will be governed by and construed under the internal laws of the State of Delaware (without regard to principles of conflicts of laws).

ARTICLE XI.

GEI DISTRIBUTIONS EXEMPT

        It is expressly understood and agreed that any GEI Party may distribute to its partners, members or other equity participants, in accordance with the terms of its limited partnership agreement, limited liability company agreement or other constituent documents, all or any part of the shares of the Company's capital stock or other Company securities held by it (any such distribution, a "GEI Distribution"). In the event that any shares of the Company's capital stock that are distributed in connection with a GEI Distribution are not Marketable Securities, the provisions of Article I through and including Article VI shall terminate. Notwithstanding anything to the contrary contained in this Agreement, any GEI Distribution shall not constitute a "Transfer" for any purpose under this Agreement and shall be exempt in all respects from the terms and conditions of this Agreement. As an example, and without limiting the generality of the foregoing, it is expressly understood and agreed that a GEI Distribution shall not constitute a Tag-Along Sale. Further, it is also expressly understood and agreed that, following a GEI Distribution, (i) the shares of the Company's capital stock or other Company securities distributed to the partners or equity participants of such GEI Party shall in no way be subject to this Agreement and (ii) any partner or equity participant of such GEI Party which receives shares of the Company's capital stock or other Company securities pursuant to a GEI Distribution shall not be required or deemed to become a party to this Agreement or otherwise be subject to this Agreement.

ARTICLE XII.

HOLDCO CREATION RIGHT

        At any time, GEI may elect to create a holding company ("Holdco"), to cause the Company to become a wholly-owned subsidiary of Holdco, and to cause the holders of capital stock and/or options to purchase capital stock of the Company to become holders of capital stock and/or options to purchase capital stock, as applicable, of Holdco (a "Holdco Creation Event"). If GEI elects to cause a

Holdco Creation Event, then, upon the demand of GEI, each GEI Party and each Management Holder shall exchange:

            (i)  all shares of Common Stock, Junior Preferred Stock and/or Senior Preferred Stock, as applicable, owned by such GEI Party and Management Holder for an equal number of shares of common stock ("Holdco Common Stock"), 14% Senior Redeemable Exchangeable Cumulative Preferred Stock ("Holdco Senior Preferred Stock"), and 12% Junior Redeemable Exchangeable Cumulative Preferred Stock ("Holdco Junior Preferred Stock"), as applicable, of Holdco; and

           (ii)  all options to purchase capital stock of the Company for substantially identical options to purchase an equal number and type of shares of capital stock of Holdco;

such that the respective percentage ownership of Holdco immediately following the Holdco Creation Event shall be identical to the respective percentage ownership of the Company immediately prior to the Holdco Creation Event (after giving effect to any substantially concurrent redemptions of capital stock of the Company). The Certificate of Incorporation of Holdco, the Bylaws of Holdco and the Certificate of Designations, Preferences and Relative, Participating, Optional and other Special Rights of Holdco Senior Preferred Stock and Holdco Junior Preferred Stock shall be substantially identical to the Certificate of Incorporation of the Company, the Bylaws of the Company and the Certificate of Designations, Preferences and Relative, Participating, Optional and other Special Rights of Senior Preferred Stock and Junior Preferred Stock, as applicable. If GEI elects to exercise the option described in this Article XII, GEI shall provide each Management Holder with written notice not more than sixty (60) nor less than twenty (20) days prior to the proposed closing date (the "Holdco Creation Date") therefor. On the Holdco Creation Date, each Management Holder (a) authorizes the Company (or the Company's transfer agent, if any) to record in the Company's books and records the transfer of all of such Management Holder's Common Stock, Junior Preferred Stock and/or Senior Preferred Stock, as applicable, which are not represented by one or more certificates, from the Management Holder to Holdco and (b) shall deliver all certificates, if any, which represent Common Stock, Junior Preferred Stock and/or Senior Preferred Stock, as applicable, owned by such Management Holder duly endorsed for transfer with signatures guaranteed to Holdco, in each case against delivery of an equal number of shares of Holdco Common Stock, Holdco Senior Preferred Stock and/or Holdco Junior Preferred Stock, as applicable. In addition, each Management Holder shall take all action as GEI shall request as necessary to vest in Holdco all Common Stock, Junior Preferred Stock and/or Senior Preferred Stock, as applicable, owned by such Management Holder, whether in certificated or uncertificated form, free and clear of all liens, charges and encumbrances of any kind. The Management Holders shall cooperate in good faith with the GEI Parties in connection with the consummation of the Holdco Creation Event. Upon the consummation of the Holdco Creation Event, this Agreement shall memorialize the rights, privileges and obligations of holders of capital stock of Holdco to the same extent as it memorializes the rights, privileges and obligations of the holders of capital stock of the Company on the date hereof, and all references in this Agreement to the "Company" shall be deemed to be references to Holdco, and all references in this Agreement to "Common Stock," "Senior Preferred Stock" and "Junior Preferred Stock" shall be deemed to be references to Holdco Common Stock, Holdco Senior Preferred Stock and Holdco Junior Preferred Stock, as applicable.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the first date written above.

MERCURY MAN HOLDINGS CORPORATION
By:
Name: John M. Baumer Title: Vice President
GREEN EQUITY INVESTORS IV, L.P. By: GEI Capital IV, LLC Its: General Partner
By:
Name: Peter J. Nolan Title: Manager

[Stockholders Agreement]

FTD CO-INVESTMENT LLC
By: Leonard Green & Partners, L.P., Its: Manager
By:	LGP Management, Inc.,
Its:	General Partner
By:
Name: Peter J. Nolan Title: Vice President

[Stockholders Agreement]

JON BURNEY Facsimile No:

[Stockholders Agreement]

LARRY JOHNSON Facsimile No:

[Stockholders Agreement]

GEORGE KANGANIS Facsimile No:

[Stockholders Agreement]

TIM MELINE Facsimile No:

[Stockholders Agreement]

DAN SMITH Facsimile No:

[Stockholders Agreement]

BILL VAN CLEAVE Facsimile No:

[Stockholders Agreement]

MICHAEL SOENEN Facsimile No:

[Stockholders Agreement]

CARRIE WOLFE Facsimile No:

[Stockholders Agreement]

MARCI CHAPMAN Facsimile No:

[Stockholders Agreement]

JANDY TOMY Facsimile No:

[Stockholders Agreement]

Acknowledgment and Agreement of Spouse

        The undersigned, being the spouse of            , hereby agrees to be bound by the provisions of this Agreement.

By:

Name:

A-1

QuickLinks

  Exhibit 4.5
AMENDED AND RESTATED STOCKHOLDERS AGREEMENT
RECITALS
ARTICLE I. RESTRICTIONS ON TRANSFER
ARTICLE II. TRANSFER PROCEDURE; RIGHT OF FIRST REFUSAL
ARTICLE III. CALL OPTION
ARTICLE IV. ACTIONS AT CLOSING; OTHER SECURITIES
ARTICLE V. TAG-ALONG RIGHTS
ARTICLE VI. DRAG-ALONG SALES
ARTICLE VII. REGISTRATION RIGHTS
ARTICLE VIII. NOTICES
ARTICLE IX. SPECIFIC PERFORMANCE
ARTICLE X. MISCELLANEOUS.
ARTICLE XI. GEI DISTRIBUTIONS EXEMPT
ARTICLE XII. HOLDCO CREATION RIGHT
Acknowledgment and Agreement of Spouse